                                                                  CONFORMED COPY

                                                 [PUBLISHED CUSIP NO. 75970FAA2]

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                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           dated as of August 6, 2004

                                      among

                           RENAISSANCERE HOLDINGS LTD.

                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders,

                        DEUTSCHE BANK AG NEW YORK BRANCH

                    as LC Issuer and Co-Documentation Agent,

                       HSBC BANK US, NATIONAL ASSOCIATION

                           as Co-Documentation Agent,

             CITIBANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION,

                            as Co-Syndication Agents,

                             BANK OF AMERICA, N.A.,

                     as Administrative Agent for the Lenders

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                   As Sole Lead Arranger and Sole Book Manager

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                                      -i-

                                   (continued)

                                      -ii-

                                   (continued)

      SECTION 9.1    Conditions to Occurrence of the Amendment Effective Date.56

                                     -iii-

                                   (continued)

                                      -iv-

                             SCHEDULES AND EXHIBITS

SCHEDULE      1.2           Pricing Grid
SCHEDULE      2.1           Commitments
SCHEDULE      5.1           Jurisdictions
SCHEDULE      5.2           SAP Exceptions
SCHEDULE      5.3           Adverse Changes
SCHEDULE      5.4           Litigation and Contingent Liabilities
SCHEDULE      5.11          Locations
SCHEDULE      5.13          Subsidiaries
SCHEDULE      5.14          Insurance Licenses
SCHEDULE      5.15          Taxes
SCHEDULE      7.7           Liens
SCHEDULE      11.2          Addresses

EXHIBIT A      Form of Notice of Borrowing
EXHIBIT B      Form of Notice of Conversion/Continuation
EXHIBIT C      Form of Compliance Certificate
EXHIBIT D      Form of Assignment and Assumption

                                      -i-

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August
6, 2004, is entered into by and among RenaissanceRe Holdings Ltd., a Bermuda company (the "Borrower"), various financial institutions which are parties hereto (the "Lenders"), Deutsche Bank AG New York Branch as letter of credit issuer (in such capacity, the "LC Issuer") and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative
Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Bank of America, N.A., as administrative agent,
Deutsche Bank AG New York Branch as letter of credit issuer, and various financial institutions party thereto (the "Original Lenders") entered into that certain Amended and Restated Credit Agreement dated as of August 8, 2003 (as amended or modified and in effect immediately prior to the Amendment Effective
Date, the "Existing Credit Agreement") whereby the Original Lenders agreed to make loans to the Borrower and the LC Issuer agreed to issue (and the Original
Lenders agreed to participate in) certain letters of credit;

         WHEREAS, the Borrower has requested the Lenders and the LC Issuer to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement to establish, among other things, the terms and conditions under which the Lenders will make loans to the Borrower for general corporate purposes and the LC Issuer will issue (and the Lenders will participate in) letters of credit to secure obligations of Insurance
Subsidiaries and to cover synthetic catastrophe risks;

         WHEREAS, it is the intention of the Borrower, the Lenders, the
Administrative Agent and the LC Issuer that this Agreement and the Loan
Documents executed in connection herewith shall not effect the novation of the obligations of the Borrower under the Existing Credit Agreement but be merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereinafter;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. When used herein the following terms shall have the following meanings:

                  Administrative Agent means (a) Bank of America, N.A., in its capacity as administrative agent for the Lenders, and (b) each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.9.

                  Affiliate of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such
Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be:

                  (a) "controlled by" any other Person if such other Person
         possesses, directly or indirectly, power:

                           (i) to vote 20% or more of the securities having at
                  the time of any determination hereunder voting power for the election of directors of such Person; or

                           (ii) to direct or cause the direction of the
                  management and policies of such Person whether by contract or otherwise; or

                  (b) "controlled by" or "under common control with" such other
         Person if such other Person is the executor, administrator, or other personal representative of such Person.

                  Agent-Related Persons means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  Administrative Agent's Office means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.2, or such address or account as the Administrative Agent may from time to time notify the
Borrower and the Lenders.

                  Administrative Questionnaire means any Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  Agreement means this Second Amended and Restated Credit
Agreement.

                  Alternate Debt to Capital Ratio means, during the existence of an Excess Loss Period, the ratio of (a) Consolidated Debt to (b) the sum of
Borrower Net Worth plus the applicable Excess Catastrophe Losses plus
Consolidated Debt. In the event that at any time two or more Excess Loss Periods exist, the Excess Catastrophe Losses to be included on such date of calculation shall be the Excess Catastrophe Losses for all Excess Loss Periods then in effect.

                  Amendment Effective Date means the date on which the
conditions precedent for the effectiveness of this Agreement specified in
Section 9.1 shall be met.

                  Annual Statement means the annual financial statement of an
Insurance Subsidiary as required to be filed with the applicable Governmental
Authority of such Insurance Subsidiary's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

                  Applicable LC Fee Rate means the rate set forth opposite "LC
Fee Rate" on the Pricing Grid for the applicable Pricing Level.

                  Applicable Margin means (a) in the case of Eurodollar Rate
Loans, the rate set forth opposite "Eurodollar Rate" on the Pricing Grid for the applicable Pricing Level and (b) in the case of Base Rate Loans, 0%.

                  Applicable Non-Use Fee Rate means the rate set forth opposite the "Non-Use Fee Rate" on the Pricing Grid for the applicable Pricing Level.

                  Applicable Utilization Fee Rate means the rate set forth
opposite "Utilization Fee Rate" on the Pricing Grid for the applicable Pricing
Level.

                  Approved Fund is defined in Section 11.7(g).

                  Arranger means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                  Assignment and Assumption means an Assignment and Assumption substantially in the form of Exhibit D.

                  Attorney Costs means and includes all fees, expenses and
disbursements of any law firm or other external counsel, and, without duplication, the allocated cost of internal legal services and all other expenses and disbursements of internal counsel.

                  Authorized Officers means those officers of the Borrower whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 9.1(c).

                  Bank of America means Bank of America, N.A., a national
banking association.

                  Base Rate means for any day a fluctuating rate per annum equal to the higher of: (a) the Federal Funds Rate plus 1/2 of 1%; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, as its "prime rate." The "prime rate" is a rate set by Bank of
America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  Base Rate Loan means a Loan that bears interest based on the
Base Rate.

                  Borrower is defined in the Preamble.

                  Borrower Net Worth means the sum of (a) the shareholders
equity, calculated in accordance with GAAP, plus (b) the outstanding 8.54%
Mandatorily Redeemable Capital Securities issued by RenaissanceRe Capital Trust
I in March, 1997, plus (c) any other preferred shares of the Borrower issued to
Persons other than a Subsidiary which are not mandatorily redeemable before the
Commitment Termination Date.

                  Borrowing means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Lenders under Article
II, and, other than in the case of Base Rate Loans, having the same Interest
Period.

                  Borrowing Date means any date on which a Borrowing occurs
under Section 2.4.

                  Business Day means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent's Office is located or (except in determining applicable rates hereunder) Hamilton, Bermuda
, New York, New York and, if the applicable Business Day relates to any
Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are carried on in the London interbank market. Each Lender located in Bermuda shall provide the Administrative Agent with a list of Bermuda banking holidays thirty (30) days prior to each January 1.

                  Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or the LC Issuer or of any corporation controlling any Lender or the LC Issuer.

                  Capitalized Lease means, as to any Person, any lease which is or should be capitalized on the balance sheet of such Person in accordance with
GAAP, together with any other lease which is in substance a financing lease, including, without limitation, any lease under which (a) such Person has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date the lease is entered into or (b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

                  Catastrophe Bond means (a) any note, bond or other Debt
instrument or any swap or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder and (b) any equity interest in a Person that is not a Subsidiary controlled, directly or indirectly, by the Borrower for the sole purpose of investing in Debt of the type described in clause (a), which, in the case of Catastrophe Bonds purchased by the Borrower or any of its Subsidiaries, are purchased in accordance with its customary reinsurance underwriting procedures.

                  Change in Control shall be deemed to have occurred if (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the
Borrower occurs; (b) any "person" as such term is used in Sections 13(d) and
14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes, directly or indirectly, the "beneficial owner," as defined in
Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent
51% or more of the combined voting power of the Borrower's then outstanding securities; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the
Borrower (together with any new directors whose election by the Board of
Directors or whose nomination by the stockholders of the Borrower was approved by a vote of the directors of the Borrower then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's Board of Directors then in office.

                  Code means the Internal Revenue Code of 1986.

                  Commitment means as to any Lender the commitment of such
Lender to make Loans and to participate in or, in the case of the LC Issuer, to issue, Letters of Credit for the account of the Borrower pursuant to Section 2.1 in an amount not to exceed the amount set forth on Schedule 2.1 (as such amount may be adjusted under Section 2.2 , Section 2.12 or as a result of one or more assignments under Section 11.7).

                  Commitment Termination Date means the earliest to occur of (a)
August 6, 2009 or (b) the date on which any Commitment Termination Event occurs.

                  Commitment Termination Event means (a) the occurrence of a
Default described in Section 8.1(e) or (b) the occurrence and continuance of any other Event of Default and either (i) the Obligations are declared to be due and payable pursuant to Section 8.2, or (ii) in the absence of such declaration, the
Administrative Agent, acting at the direction of the Required Lenders, gives notice to the Borrower that the Commitments have been terminated.

                  Compliance Certificate means a certificate substantially in the form of Exhibit C but with such changes as the Administrative Agent may from time to time request for purposes of monitoring the Borrower's compliance herewith.

                  Consolidated Debt means the consolidated Debt of the Borrower and its Subsidiaries, including, without limitation, the principal amount of the
Loans and the LC Obligations.

                  Contingent Catastrophe Debt Agreement means any agreement for
Debt described in clause (a) or (b) of the definition of "Debt" which (a) has a scheduled maturity date after the Commitment Termination Date and (b) has no scheduled principal payments on or prior to the Commitment Termination Date.

                  Contingent Liability means any agreement, undertaking or
arrangement by which any Person (outside the ordinary course of business)
guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other
Person, or to make payment or transfer property to any other Person other than for fair value received including, without limitation, the $37,500,000 Letter of
Credit Facility dated December 30, 1998 between Renaissance Reinsurance Ltd. and
Deutsche Bank AG New York Branch in connection with the investment in the Joint
Venture; provided, however, that obligations of the Borrower or any of its
Subsidiaries under Primary Policies or Reinsurance Agreements which are entered into in the ordinary course of business (including security posted to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such
Person for the purposes of this Agreement. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

                  Contractual Obligation means, relative to any Person, any
obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject.

                  Conversion/Continuation Date means any date on which a
continuation or conversion of a Loan occurs pursuant to Section 2.5.

                  Credit Extension means making, continuing or converting any
Loan at the request of the Borrower, issuing any Letter of Credit or extending the stated expiry date of any Letter of Credit, as the case may be.

                  Debt means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances (including, without limitation, any such obligation issued by such Person that qualify as Catastrophe Bonds described in clause (a) of the definition thereof net of any escrow established (whether directly or to secure any letter of credit issued to back such Catastrophe Bonds) in connection with such Catastrophe Bonds and Contingent Catastrophe Debt Agreements); (b) all
obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued, and bankers' acceptances issued for the account of such

Person; (d) all obligations in respect of Capitalized Leases of such Person; (e)
all net Hedging Obligations of such Person; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse (it being understood, however, that if recourse is limited to such property, the amount of such Debt shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); and (i) any Debt of a partnership in which such
Person is a general partner unless such Debt is nonrecourse to such Person; and
provided that, notwithstanding anything to contrary contained herein, Debt shall not include (v) Contingent Liabilities, (w) issued, but undrawn, letters of credit which have been issued to reinsurance cedents in the ordinary course of business, (x) unsecured current liabilities incurred in the ordinary course of business and paid within 90 days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Administrative
Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments (except as described in clauses (v) or (w) above), (y) any obligations of such Person under any Reinsurance Agreement or any Primary
Policy, or (z) any Debt of the Borrower which is subordinated in right of payment to the Credit Extensions which Debt was issued to support the preferred stock referred to in clause (b) of the definition of "Borrower Net Worth".

                  Debt to Capital Ratio means the ratio of (a) Consolidated Debt to (b) the sum of Borrower Net Worth plus Consolidated Debt.

                  Default means any condition or event, which, after notice or lapse of time or both, would constitute an Event of Default.

                  Department is defined in Section 5.2.

                  Dollar(s) and the sign "$" means lawful money of the United
States of America.

                  Eligible Assignee is defined in Section 11.7(g).

                  ERISA means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

                  ERISA Affiliate means any Person (including any trade or
business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the

same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or
Section 4001 of ERISA.

                  ERISA Event means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (a) a Reportable Event with respect to a
Plan or a Multiemployer Plan, (b) a complete or partial withdrawal by a the
Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (c) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (d) the commencement of proceedings by the PBGC under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (e) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA
Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty
(30) days, or (f) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or
ERISA in respect of any Plan.

                  Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative
Agent pursuant to the following formula:

                     Eurodollar Rate  =         Eurodollar Base Rate
                                        ------------------------------------
                                        1.00 - Eurodollar Reserve Percentage
             Where,

                  Eurodollar Base Rate means, for such Interest Period:

                           (a) the rate per annum equal to the rate determined
                  by the Administrative Agent to be the offered rate that
                  appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association
                  Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term
                  equivalent to such Interest Period, determined as of
                  approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause
                  (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the
                  offered

                  rate on such other page or other service that displays an
                  average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such
                  Interest Period) with a term equivalent to such Interest
                  Period, determined as of approximately 11:00 a.m. (London
                  time) two Business Days prior to the first day of such
                  Interest Period, or

                           (c) if the rates referenced in the preceding clauses
                  (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such
                  Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such
                  Interest Period would be offered by the Administrative Agent's
                  London Branch to major banks in the London interbank
                  eurodollar market at their request at approximately 4:00 p.m.
                  (London time) two Business Days prior to the first day of such
                  Interest Period.

                           Eurodollar Reserve Percentage means, for any day
                  during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under
                  regulations issued from time to time by the FRB for
                  determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement)
                  with respect to Eurocurrency funding (currently referred to as
                  "Eurocurrency liabilities"). The Eurodollar Rate for each
                  outstanding Eurodollar Rate Loan shall be adjusted
                  automatically as of the effective date of any change in the
                  Eurodollar Reserve Percentage.

                  Eurodollar Rate Loan means a Loan that bears interest based on the Eurodollar Rate.

                  Event of Default means any of the events described in Section
8.1.

                  Excess Catastrophe Losses means that part of any losses
recognized by the Borrower or any of its Subsidiaries under the terms of any
Catastrophe Bonds, Reinsurance Agreements or other similar arrangements during a
Fiscal Quarter that are in excess of $150,000,000.

                  Excess Loss Period means, with respect to any Excess
Catastrophe Losses, the period commencing on the date of the incurrence of such
Excess Catastrophe Losses through the earlier of (i) 365 days after the date of the incurrence of such Excess Catastrophe Losses and (ii) one Business Day after delivery of a Net Worth Increase Certificate showing compliance with the Debt to
Capital Ratios set forth in Sections 7.1(a) and 7.1(b).

                  Executive Officer means, as to any Person, the president, the chief financial officer, the chief executive officer, the general counsel, the treasurer or the secretary.

                  Federal Funds Rate means, for any day, the rate per annum
equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the
Business Day next succeeding such day; provided that (a) if such day is not a
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%)
charged to Bank of America on such day on such transactions as determined by the
Administrative Agent.

                  Fee Letter is defined in Section 2.8.

                  Fiscal Quarter means any quarter of a Fiscal Year.

                  Fiscal Year means any period of twelve consecutive calendar months ending on the last day of December.

                  Foreign Lender is defined in Section 11.3.

                  Foreign Plan is defined in Section 5.5(b).

                  FRB means the Board of Governors of the Federal Reserve
System, and any Governmental Authority succeeding to any of its principal functions.

                  Fund is defined in Section 11.7(g).

                  GAAP means generally accepted accounting principles in the
United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting
Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  Governmental Authority means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

                  Hedging Obligations means, with respect to any Person, the net liability of such Person under any futures contract or options contract
(including property catastrophe futures and options), interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements and Catastrophe Bonds) designed to protect such Person against catastrophic events, fluctuations in interest rates or currency exchange rates.

                                       10

                  Indemnified Liabilities is defined in Section 11.5.

                  Indemnitee is defined in Section 11.5.

                  Insurance Code means, with respect to any Insurance
Subsidiary, the Insurance Code or law of such Insurance Subsidiary's domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.
References to sections of the Insurance Code shall be construed to also refer to successor sections.

                  Insurance Policies means policies purchased from insurance companies by the Borrower or any of its Subsidiaries, for its own account to insure against its own liability and property loss (including, without limitation, casualty, liability and workers' compensation insurance), other than
Retrocession Agreements.

                  Insurance Subsidiary means any Subsidiary of the Borrower
which is licensed by any Governmental Authority to engage in the insurance business by issuing Primary Policies or entering into Reinsurance Agreements.

                  Interest Payment Date means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and if an Interest
Period exceeds three months, the day three months after the commencement of the
Interest Period and, as to any Base Rate Loan, the last Business Day of each calendar quarter and the Commitment Termination Date.

                  Interest Period means as to any Eurodollar Rate Loan, the
period commencing on the Borrowing Date of such Loan or on the
Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of
Conversion/Continuation;

         provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last
         Business Day of the calendar month at the end of such Interest Period;
         and

                  (iii) no Interest Period for any Loan shall extend beyond the scheduled Commitment Termination Date.

                                       11

                  Invested Assets means cash, cash equivalents, short term
investments, investments held for sale and any other assets which are treated as investments under GAAP provided that Catastrophe Bonds shall not be deemed to be
Invested Assets.

                  IRS means the U.S. Internal Revenue Service, and any
Governmental Authority succeeding to any of its principal functions under the
Code.

                  Joint Venture means Top Layer Reinsurance Ltd.

                  LC Collateral Account is defined in Section 3.8.

                  LC Issuer means Deutsche Bank AG New York Branch in its
capacity of issuer of Letters of Credit hereunder and any other Person that may become the issuer of Letters of Credit hereunder pursuant to Section 4.7(b).

                  LC Obligations means, at any time, the sum, without
duplication, of (a) the aggregate undrawn stated amount of all outstanding
Letters of Credit plus (b) the aggregate unpaid amount of all Reimbursement
Obligations.

                  Lenders is defined in the Preamble.

                  Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or
"Eurodollar Lending Office", as the case may be, on such Lender's Administrative
Questionnaire, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.

                  Letter of Credit means a standby letter of credit having terms and provisions which are permitted by this Agreement and which otherwise are reasonably satisfactory to the LC Issuer issued pursuant to Section 3.1.

                  Letter of Credit Application means a Letter of Credit
Application in the form then used by the LC Issuer for standby letters of credit
(with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

                  License(s) is defined in Section 5.14.

                  Lien means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.

                                       12

                  Loan means a revolving loan by a Lender to the Borrower under
Article II, and may be a Base Rate Loan or a Eurodollar Rate Loan (each, a
"Type" of Loan).

                  Loan Documents means this Agreement, the Fee Letter, each
Letter of Credit Application and all other agreements, instruments, certificates, documents, schedules or other written indicia delivered by the
Borrower or any of its Subsidiaries in connection with any of the foregoing.

                  Margin Stock means "margin stock" as such term is defined in
Regulation U or X of the FRB.

                  Material Adverse Effect means, the occurrence of an event
(including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which has or could reasonably be expected to have a materially adverse effect on:

                  (a) the assets, business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole; or

                  (b) the ability of the Borrower to perform any of its payment or other material obligations under any of the Loan Documents; or

                  (c) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document that by its terms purports to bind the Borrower.

                  Material Insurance Subsidiary means an Insurance Subsidiary which is also a Material Subsidiary.

                  Material Subsidiary means (a) Renaissance Reinsurance Ltd. and
(b) each other Subsidiary of the Borrower that either (i) as of the end of the most recently completed Fiscal Year of the Borrower for which audited financial statements are available, has assets that exceed 10% of the total consolidated assets of the Borrower and all its Subsidiaries as of the last day of such period or (ii) for the most recently completed Fiscal Year of the Borrower for which audited financial statements are available, has revenues that exceed 10%
of the consolidated revenue of the Borrower and all of its Subsidiaries for such period.

                  Moody's means Moody's Investor Service, Inc.

                  Monthly Reporting Certificate means a certificate,
substantially in the form of the Compliance Certificate provided that the financial information included therein and on which the financial covenants are calculated shall be based on the most recent month-end interim financial statements.

                  Multiemployer Plan means a multiemployer plan as defined in section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to

                                       13

make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  Net Worth Increase Certificate is defined in Section
6.1(f)(iv).

                  Notice of Borrowing means a notice in substantially the form of Exhibit A.

                  Notice of Conversion/Continuation means a notice in
substantially the form of Exhibit B.

                  Obligations means all obligations and liabilities of the
Borrower and its Subsidiaries to the Administrative Agent, the LC Issuer or any
of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or nonrecourse or now or hereafter existing or due or to become due, whether for principal, Reimbursement Obligations, interest, fees, expenses, claims, indemnities or otherwise, under or in connection with this Agreement or any other Loan Document.

                  Ordinary Course Litigation is defined in Section 5.4.

                  Organization Documents means, (a) with respect to any company or corporation, the certificate or articles of incorporation and the bylaws (or equivalent of comparable constitutive documents with respect to any non-U.S.
jurisdiction), any certificate of determination or instrument relating to the rights of preferred shareholders of such company or corporation and any shareholder rights agreement; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan
Documents.

                  Participants is defined in Section 11.7(d).

                  PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

                  Permitted Investment means, at any time:

                                       14

                  (a) any evidence of Debt issued or guaranteed by the United
         States Government;

                  (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                           (i) a corporation (except an Affiliate of the
                  Borrower) rated at least A-2 by S&P, P-2 by Moody's or D-2 by
                  FitchIBCA, or

                           (ii) any Lender (or its holding company);

                  (c) any certificate of deposit or bankers' acceptance or
         eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either

                           (i) a financial institution which is rated at least
                  BBB- by S&P or FitchIBCA or Baa3 by Moody's or 2 or above by the National Association of Insurance Commissioners, or

                           (ii) any Lender; or

                  (d) any repurchase agreement with a term of one year or less which

                           (i) is entered into with

                                    (A) any Lender, or

                                    (B) any other commercial banking institution
                           of the stature referred to in clause (c)(i), and

                           (ii) is secured by a fully perfected Lien in any
                  obligation of the type described in any of clauses (a) through
                  (c) that has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the
                  repurchase obligation of such Lender (or other commercial
                  banking institution) thereunder;

                  (e) investments in money market funds that invest solely in
         Permitted Investments described in clauses (a) through (d);

                  (f) investments in short-term asset management accounts
         offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of
         Columbia and rated at least A-1 by S&P or P-1 by Moody's;

                  (g) investments in non-equity securities which are rated at least BBB- by S&P or FitchIBCA or Baa3 by Moody's or 2 or above by the
         National Association of Insurance Commissioners;

                                       15

                  (h) investments in non-equity securities which are not rated but are determined by the Borrower's investment managers to be of comparable quality to investments permitted under clause(g); provided, however, that as promptly as practicable upon receipt of a written notice from the Administrative Agent or the Required Lenders stating that an investment is not permitted under this clause (h), the Borrower shall sell such investment; and

                  (i) investments in equity interests issued by a Person whose assets are invested solely in Permitted Investments described in clauses (a) through (h); provided 100% of the common and voting stock of such Person is owned directly by the Borrower and 100% of the non-voting preferred equity interests are owned by Affiliates of the
         Borrower.

                  Person means any natural person, corporation, company,
partnership, firm, trust, limited liability company, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                  Plan means any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any
ERISA Affiliate may have any liability.

                  Pricing Grid means the Pricing Grid set forth on Schedule 1.2.

                  Pricing Level means the Pricing Level on the Pricing Grid
which is applicable from time to time and in accordance with Section 2.7(c).

                  Primary Policies means any insurance policies issued by an
Insurance Subsidiary.

                  Pro Rata Share means as to any Lender at any time, the
percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined
Commitments of all Lenders; provided that if the Commitments are terminated, each Lender's Pro Rata Share will be based on the percentage which such Lender's then outstanding principal amount of Loans and LC Obligations is of the then aggregate outstanding principal amount of Loans and LC Obligations of all
Lenders.

                  Register is defined in Section 11.7(c).

                  Regulator means (a) with respect to Bermuda, the Bermuda
Monetary Authority and (b) with respect to any other jurisdiction, the similar
Governmental Authority in the applicable jurisdiction.

                  Reimbursement Obligation means the obligation of the Borrower under Section 3.3 to reimburse the LC Issuer and/or the Lenders for amounts paid by the LC Issuer in respect of each drawing under any of the Letters of Credit.

                                       16

                  Reinsurance Agreements means any agreement, contract, treaty, certificate or other arrangement whereby the Borrower or any Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer, including (for purposes of this Agreement)
Catastrophe Bonds and the Amended and Restated Catastrophic Aggregate of Loss
Reinsurance Contract effective July 22, 1998, as endorsed from time to time, among Renaissance Reinsurance Ltd., Glencoe Insurance Ltd. and Pascal
Reinsurance Ltd. (which Contract for purposes of this Agreement shall be deemed to have been issued in the ordinary course of business of such Insurance
Subsidiaries).

                  Reinsurance Net Worth means the shareholders equity of
Renaissance Reinsurance Ltd., calculated in accordance with GAAP, minus any investment in any Person (other than a wholly-owned Subsidiary) made by
Renaissance Reinsurance Ltd. after December 31, 2003.

                  RenRe Catastrophe-Linked Security means any Catastrophe Bond
(of the type described in clause (a) of the definition of Catastrophe Bond)
issued or otherwise entered into by the Borrower or any of its Subsidiaries to cede risk which (a) has a scheduled maturity date after the Commitment
Termination Date and (b) upon the occurrence of catastrophe claims under the terms thereof in excess of a predefined level that is no more remote than a one in 100 (or 1.00%) year or event, is subject to either (i) mandatory forgiveness of repayment at least to the extent of such excess or (ii) mandatory conversion into equity of the Borrower or such Subsidiary at least to the extent of such excess. The occurrence of forgiveness or conversion prior to the Commitment
Termination Date shall not be deemed to violate clause (a) of the preceding sentence.

                  Reportable Event means (a) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section
4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (b)
any such "reportable event" subject to advance notice to the PBGC under Section
4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (d) a cessation of operations described in Section 4062(e) of ERISA.

                  Required Lenders means, at any time, Lenders then having more than 50% of the aggregate amount of the Commitments or, if the Commitments have been terminated, Lenders then holding more than 50% of the then aggregate unpaid principal amount of the Credit Extensions.

                  Requirements of Law for any Person means the Organization
Documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a

                                       17

court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  Restricted Period means, with respect to any Excess Loss
Period, the period commencing on the earliest of (a) the first day of such
Excess Loss Period if on such date there are Credit Extensions outstanding, (b)
the first day during such Excess Loss Period that the Borrower requests a Credit
Extension, and (c) the first day during such Excess Loss Period the Borrower must use the Alternate Debt to Capital Ratio in order to be in compliance with
Section 7.1(a) or (b) and ending when such Excess Loss Period ends.

                  Retrocession Agreements means any agreement, treaty,
certificate or other arrangement whereby any Insurance Subsidiary cedes to another insurer all or part of such Insurance Subsidiary's liability under a policy or policies of insurance reinsured by such Insurance Subsidiary.

                  RIHL means Renaissance Investment Holdings Ltd.

                  Risk Participation is defined in Section 3.2.

                  SAP means, as to each Insurance Subsidiary, the statutory
accounting practices prescribed or permitted by the Regulator in such Insurance
Subsidiary's domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance
Subsidiary.

                  S&P means Standard & Poor's Ratings Services.

                  S&P/Moody's Rating means the senior unsecured long term debt rating of the Borrower as determined from time to time by S&P and/or Moody's. In the event of a single split rating, the higher rating will apply and in the event of a double (or more) split rating, one Pricing Level below the higher rating will apply If at any time no senior unsecured long term debt rating shall be assigned, Pricing Level I shall apply.

                  Statutory Financial Statements is defined in Section 5.2(a).

                  Subsidiary means a Person of which the indicated Person and/or its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares or other equity interests as have at the time of any determination hereunder more than 50% of the ordinary voting power. Unless otherwise specified, "Subsidiary" shall mean a Subsidiary of the
Borrower; provided, however, that neither DaVinciRe Holdings Ltd. nor DaVinci
Reinsurance Ltd. shall be deemed to be a Subsidiary of the Borrower.

                  Taxes means any and all present or future taxes, levies,
imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as

                                       18

are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the
Administrative Agent, as the case may be, is organized or maintains a lending office.

                  Total Outstandings means, as of any date, the aggregate
principal amount of all Loans and all L/C Obligations as of such date.

         SECTION 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar
words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for
convenience of reference only and shall not affect the interpretation of this
Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative
Agent, the Borrower and the other parties, and are the products of all parties.
Accordingly, they shall not be construed against the Lenders or the
Administrative Agent merely because of the Administrative Agent's or Lenders'
involvement in their preparation.

                                       19

         SECTION 1.3 Accounting Principles. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Loan Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP or SAP, as the context may require; provided, however, that for purposes of calculating the financial covenants, the financial statements required under Section 6.1 shall be adjusted so that DaVinciRe Holdings Ltd. and DaVinci Reinsurance Ltd. shall be accounted for under the equity method rather than consolidated as Subsidiaries. When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto. In addition, when used herein, the terms "best knowledge of"
or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an Executive Officer or general partner of such
Person) or which should have been known by such Person after reasonable inquiry.

         SECTION 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                                   ARTICLE II

                         AMOUNT AND TERMS OF COMMITMENT

         SECTION 2.1 Revolving Loan Commitment. Upon and subject to the terms and conditions hereof, (a) each of the Lenders severally and for itself agrees to make revolving loans to the Borrower (collectively called the Loans and individually called a "Loan") from time to time on any Business Day during the period from the Amendment Effective Date to the Commitment Termination Date, in
such Lender's Pro Rata Share of such aggregate amounts as the Borrower may from time to time request from all Lenders, provided that the aggregate principal amount of all Loans which all Lenders shall be committed to have outstanding at any one time shall not exceed an amount equal to (i) the aggregate amount of the
Commitments minus (ii) the LC Obligations; and (b) the LC Issuer agrees to issue letters of credit in accordance with Article III (the "Letters of Credit"), from time to time on any Business Day during the period from the Amendment Effective
Date to the Commitment Termination Date and, as more fully set forth in Section
3.2, each Lender agrees to purchase a Risk Participation in such Letter of
Credit, provided that the aggregate LC Obligations shall not at any time exceed the lesser of (i) $150,000,000 or (ii) an amount equal to (A) the aggregate amount of the Commitments minus (B) the aggregate amount of all outstanding
Loans. In no event shall any Lender be required or permitted to make any Credit
Extension if, immediately after giving effect to such Credit Extension and the application of the proceeds thereof to the extent applied to the repayment of any outstanding Obligations, the Lender's Credit Extensions would exceed such
Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

                                       20

         SECTION 2.2 Termination or Reduction of Commitments. The Borrower may,
upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $500,000 in excess thereof;
unless, after giving effect thereto and to any prepayments of Loans and the cash collateralization of any LC Obligations to be made on the effective date thereof, the then-outstanding principal amount of the Credit Extensions would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its
Pro Rata Share.

         SECTION 2.3 Loan Accounts. The Loans made and the Risk Participations purchased by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by each Lender shall be conclusive, absent manifest error, of the amount of Loans made and the Risk Participations purchased by such Lender to the Borrower and the interest and payments thereon.
Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to any Obligations.

         SECTION 2.4 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Administrative
Agent in the form of a Notice of Borrowing (which notice must be received by the
Administrative Agent prior to 9:00 a.m. (San Francisco time) (x) three Business
Days prior to the requested Borrowing Date, in the case of Eurodollar Rate
Loans; and (y) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                  (i) the amount of the Borrowing, which shall be in an
         aggregate minimum amount of $5,000,000 or any multiple of $500,000 in excess thereof;

                  (ii) the requested Borrowing Date, which shall be a Business
         Day;

                  (iii) the Type of Loans comprising the Borrowing; and

                  (iv) the duration of the Interest Period applicable to any
         Eurodollar Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be three months.

                  (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro
Rata Share of that Borrowing.

                  (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the
Borrower at the Administrative Agent's Office by 10:00 a.m. (San Francisco time)
on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The

                                       21

proceeds of all such Loans will then be made available to the Borrower by the
Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of like funds as received by the Administrative Agent.

                  (d) After giving effect to any Borrowing, there may not be more than five (5) different Interest Periods in effect.

         SECTION 2.5 Conversion and Continuation Elections. (a) The Borrower
may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.5(b):

                  (i) elect, as of any Business Day, in the case of Base Rate
          Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest
          Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $500,000 in excess thereof).

                  (b) The Borrower shall deliver a Notice of Conversion/
Continuation to be received by the Administrative Agent not later than 9:00 a.m.
(San Francisco time) at least (x) three Business Days in advance of the
Conversion/Continuation Date, if the Loans are to be converted into or continued
as Eurodollar Rate Loans; and (y) one Business Day in advance of the
Conversion/Continuation Date, if the Loans are to be converted into Base Rate
Loans, specifying:

                  (i) the proposed Conversion/Continuation Date;

                  (ii) the aggregate amount of Loans to be converted or
          continued;

                  (iii) the Type of Loans resulting from the proposed conversion or continuation; and

                  (iv) other than in the case of conversions into Base Rate
          Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select timely a new
Interest Period to be applicable to such Eurodollar Rate Loans, as the case may be, or if any Default or Event of Default then exists, such Eurodollar Rate
Loans shall convert automatically into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the

                                       22

Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) After giving effect to any conversion or continuation of
Loans, there may not be more than five (5) different Interest Periods in effect.

         SECTION 2.6 Repayments. (a) Subject to Section 4.4, the Borrower may,
at any time or from time to time and without premium or penalty, upon not less than three (3) Business Days' irrevocable notice to the Administrative Agent, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of prepayment of Eurodollar Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

                  (b) If at any time the aggregate outstanding principal amount of the Credit Extensions shall exceed the Commitments in effect at such time, the Borrower shall make a principal repayment of Loans and/or cash collateralize the LC Obligations in an amount equal to such excess.

                  (c) The Borrower shall repay to the Lenders on the Commitment
Termination Date the aggregate principal amount of Loans and repay or fully cash collateralize the LC Obligations outstanding on such date.

                  (d) The Borrower shall, immediately upon any acceleration of the maturity date of the Obligations pursuant to Section 8.2, repay the aggregate principal amount of Loans and repay or fully cash collateralize (in accordance with Section 3.8) the LC Obligations outstanding on such date.

         SECTION 2.7 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be
(and subject to the Borrower's right to convert to other Types of Loans under
Section 2.5), plus the Applicable Margin.

                  (b) Interest on each Loan shall be paid in arrears on each
Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurodollar Rate Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the
Administrative Agent at the request or with the consent of the Required Lenders.

                                       23

                  (c) Any change in the Applicable Margin, Applicable Non-Use
Fee Rate, Applicable LC Fee Rate or Applicable Utilization Fee Rate resulting from a change in the S&P/Moody's Rating shall be effective as of the effective date of the change in the S&P/Moody's Rating. The Borrower agrees promptly upon any change in the S&P/Moody's Rating to inform the Administrative Agent thereof.

                  (d) Notwithstanding clause (a) of this Section, after
acceleration or, at the election of the Required Lenders while any Event of
Default exists, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding
2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an interest rate, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                  (e) Anything herein to the contrary notwithstanding, the
obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent)
that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such
Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

          SECTION 2.8 Fees. (a) Agency Fees. The Borrower shall pay fees to the
Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between the Borrower and the Administrative
Agent dated June 28, 2004 and as the Borrower and the Administrative Agent may
agree from time to time.

                  (b) Non-Use Fees. The Borrower shall pay to the Administrative
Agent for the account of each Lender a non-use fee on the actual daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, applying the Applicable Non-Use
Fee Rate based upon the daily Pricing Level for that quarter as calculated by the Administrative Agent. Such non-use fee shall accrue from the Amendment
Effective Date to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and
December commencing on September 30, 2004 through the Commitment Termination
Date, with the final payment to be made on the Commitment Termination Date. The non-use fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IX are not met.

                  (c) Utilization Fee. In addition to the non-use fee required under Section 2.8(b), the Borrower shall pay to the Administrative Agent for the account of each Lender in

                                       24

accordance with its Pro Rata Share a utilization fee equal to the Applicable
Utilization Fee Rate times the Total Outstandings on each day that the Total
Outstandings are equal to or exceed 50% of the actual daily amount of the
Commitments. Such utilization fee shall accrue from the Amendment Effective Date to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on September 30, 2004 with the final payment to be made on the
Commitment Termination Date. The Applicable Utilization Fee Rate shall be calculated quarterly in arrears and if there is any change in the Applicable
Utilization Fee Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Utilization Fee Rate for each period during which such Applicable Utilization Fee Rate was in effect. The utilization fee provided in this subsection shall accrue at all times, including at any time during which one or more of the conditions in Article IX are not met.

                  (d) Letter of Credit Fees.

                  (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of
          Credit requested by the Borrower in an amount per annum equal to the product of the actual daily aggregate undrawn stated amount of such
          Letter of Credit (excluding any Reimbursement Obligation thereunder)
          and to the Applicable LC Fee Rate. Such letter of credit fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and
          December commencing on September 30, 2004 through the Commitment
          Termination Date with the final payment to be made on the Commitment
          Termination Date.

                  (ii) The Borrower agrees to pay to the LC Issuer a fronting fee in an amount per annum on the actual daily aggregate undrawn stated amount of each Letter of Credit requested by the Borrower
          (excluding any Reimbursement Obligation thereunder) as may be agreed upon from time to time by the Borrower and the LC Issuer.

                  (iii) In addition, with respect to each Letter of Credit
          requested by the Borrower or any amendment or extension thereof, the
          Borrower agrees to pay to the LC Issuer such fees and expenses as the
          LC Issuer customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

                  (e) Upfront Fees. The Borrower shall pay to the Administrative
Agent for the account of each Lender an upfront fee as agreed to by the Borrower and such Lender on the Amendment Effective Date and once paid such upfront fees shall be nonrefundable.

                  (f) On the Amendment Effective Date, all accrued non-use fees, utilization fees and letter of credit fees under the Existing Credit Agreement shall be paid to the Administrative Agent for the account of the Original
Lenders.

                                       25

         SECTION 2.9 Computation of Fees and Interest. (a) Interest on Base Rate
Loans and Reimbursement Obligations shall be computed on the basis of a
365/366-day year and actual days elapsed. All computations of fees and other interest shall be made on the basis of a 360-day year and actual days elapsed
(which results in more interest being paid than if computed on the basis of a
365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the
Administrative Agent shall be conclusive and binding on the Borrower and the
Lenders in the absence of manifest error.

         SECTION 2.10 Payments Generally. (a) All payments to be made by the
Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative
Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 10:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro
Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 10:00 a.m. (San Francisco time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following
Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (c) Unless the Borrower or any Lender has notified the
Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available

                                       26

         funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the
         "Compensation Period") at a rate per annum equal to the Federal Funds
         Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such
         Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the
         Borrower, and the Borrower shall pay such amount to the Administrative
         Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any
         Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

                  (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the
Borrower by the Administrative Agent because the conditions to the applicable
Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (e) The obligations of the Lenders hereunder to make Loans and to fund Risk Participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such Risk Participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its Risk Participation.

         SECTION 2.11 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in LC Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the Risk Participations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such Risk Participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing
Lender under any of the circumstances described in Section 11.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to

                                       27

that extent be rescinded and each other Lender shall repay to the purchasing
Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this
Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         SECTION 2.12      Increase of Commitments.

                  (a) The Borrower may, by notice to the Administrative Agent given not less than 45 days prior to the requested effective date, request that the Commitments be increased in increments of $10,000,000 (but in no event may the total Commitments after giving effect to all increases pursuant to this
Section 2.12 exceed $600,000,000). The Administrative Agent shall notify the
Lenders of its receipt of any notice given pursuant to this Section 2.12(a)
within two Business Days after the Administrative Agent's receipt thereof. Each
Lender (a "Consenting Lender") may, by irrevocable notice to the Borrower and the Administrative Agent delivered to the Administrative Agent not later than 30 days after the receipt of notice from the Administrative Agent, inform the
Administrative Agent that it wishes to participate in the requested increase and the amount of such participation. Such consent may be given or withheld by each
Lender in its absolute and sole discretion.

                  (b) The Borrower shall have the right, by notice to the
Administrative Agent given not less than 45 days prior to the requested effective date, to increase the Commitments in increments of $10,000,000 (but in no event may the total Commitments after giving effect to all increases pursuant to this Section 2.12 exceed $600,000,000) provided that one or more Persons acceptable to the Borrower, the Administrative Agent and the LC Issuer has
agreed to make a Commitment on and subject to the terms of this Agreement and has executed such documents as the Administrative Agent deems reasonably necessary or advisable to add such Person or Persons as a Lender hereunder. The
Administrative Agent shall notify the Lenders of its receipt of any notice given pursuant to this Section 2.12(b) within two Business Days after the
Administrative Agent's receipt thereof.

                                       28

                  (c) The Borrower shall not be entitled to request an increase in the Commitments nor shall any approved Commitment increase be effective if any Default or Event of Default shall have occurred and be continuing at such time.

                  (d) The effective date of any increase in the Commitments
pursuant to Section 2.12(a) or (b) shall be effective on such date as may be selected by Borrower and the Administrative Agent taking into account any outstanding Interest Periods to minimize breakage costs in the event of any reallocations of Pro Rata Shares. The Administrative Agent shall notify the
Lenders of the effective date of the increase and shall provide a revised
Schedule 2.1 reflecting such increase in the Commitments and each Lender's Pro
Rata Share after giving effect to such increase. From and after the date of an increase in the Commitments, all references herein and in any Loan Document to the Commitments shall refer to the Commitments as so increased.

                                  ARTICLE III

                                LETTERS OF CREDIT

         SECTION 3.1 Letter of Credit Procedures. The Borrower shall give notice to the LC Issuer and the Administrative Agent of the proposed issuance of each
Letter of Credit on a Business Day which is at least three Business Days prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the
Borrower and in all respects satisfactory to the LC Issuer, together with such other documentation as the LC Issuer may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the name of the account party which shall be either the Borrower
(subject to Section 5.8) or an Insurance Subsidiary designated by the Borrower, the date on which the proposed Letter of Credit is to be issued, the amount of the Letter of Credit, the expiration date of such Letter of Credit (which shall not be later than five Business Days prior to the Commitment Termination Date)
and whether such Letter of Credit is to be transferable in whole or in part.
Subject to the satisfaction of the conditions precedent set forth in Article IX, the LC Issuer shall issue such Letter of Credit on the requested issuance date.
The Borrower shall only be entitled to request Letters of Credit denominated in
Dollars and issued solely for the purposes described in Section 5.8.

         SECTION 3.2 Risk Participations in Letters of Credit. (a) Concurrently
with the issuance of each Letter of Credit and any amendment thereto, the LC
Issuer shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation (a "Risk Participation"), to the extent of such other Lender's Pro Rata Share, in such Letter of Credit and the Borrower's
Reimbursement Obligations with respect thereto. For the purposes of this
Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the LC Issuer's "Risk Participation" therein.

                                       29

                  (b) Immediately after the issuance or amendment of any Letter of Credit, the LC Issuer shall provide notice of the same to the Administrative
Agent and shall, within five Business Days after the end of each calendar month, provide the Administrative Agent with a report showing as of the last day of such calendar month the outstanding Letters of Credit, expiration dates, issuance dates and amount available to be drawn thereunder and such other information as may be reasonably requested by the Administrative Agent.

         SECTION 3.3 Reimbursement Obligations. (a) The Borrower hereby unconditionally and irrevocably agrees to reimburse the LC Issuer for each payment or disbursement made by the LC Issuer under any Letter of Credit issued at its request honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made.
Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that the LC Issuer is reimbursed by the Borrower therefor, payable on demand, at a rate per annum equal to sum of the Base Rate plus 2.00%.
The LC Issuer shall promptly notify the Borrower and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the failure of the LC Issuer to so notify the Borrower or the Administrative Agent shall not affect the rights of the LC Issuer or the Lenders in any manner whatsoever.

                  (b) In the event of a drawing under any Letter of Credit,
provided no Default or Event of Default has occurred and is continuing, the
Borrower shall be entitled to request Loans to repay advances made by the LC
Issuer under any Letter of Credit in accordance with Section 2.4.

         SECTION 3.4 Limitation on the LC Issuer's Obligations. In determining whether to pay under any Letter of Credit, the LC Issuer shall have no obligation to the Borrower or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such
Letter of Credit. Any action taken or omitted to be taken by the LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the LC Issuer any liability to the Borrower or any Lender and shall not reduce or impair the
Borrower's reimbursement obligations set forth in Section 3.3 or the obligations of the Lenders pursuant to Section 3.5.

         SECTION 3.5 Funding by Lenders to the LC Issuer. (a) If the LC Issuer
makes any payment or disbursement under any Letter of Credit and the Borrower has not reimbursed the LC Issuer in full for such payment or disbursement by
10:00 a.m. (New York City time) on the date of such payment or disbursement or if any reimbursement received by the LC Issuer from the Borrower is or must be returned or rescinded upon or during any bankruptcy, insolvency or reorganization of the Borrower or otherwise, each Lender shall be obligated to pay to the LC Issuer, in full or partial payment of the purchase price of its
Risk Participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the
Borrower under Section 3.3), and the Administrative Agent shall promptly

                                       30

notify each Lender thereof. Each Lender irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Administrative Agent in immediately available funds for the LC Issuer's account the amount of such
Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. (New York City time) on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement
(it being understood that any such notice received after noon (New York City time) on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the LC Issuer's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Administrative Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal
Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the
Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Pro Rata Share of any such payment or disbursement.

                  (b) If any amount received by the LC Issuer on account of any payment with respect to any Risk Participation, any Reimbursement Obligation or
any other Obligation shall be avoided, rescinded or otherwise returned or paid over by the LC Issuer for any reason at any time, whether before or after the termination of this Agreement (or the LC Issuer believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Lender will (except to the extent a corresponding amount received by such Lender on account of its Risk Participation relating to the same payment on a Letter of Credit has been avoided, rescinded or otherwise returned or paid over by such Lender), promptly upon notice from the
Administrative Agent or the LC Issuer, pay over to the Administrative Agent for the account of the LC Issuer its Pro Rata Share of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

         SECTION 3.6 Warranty. The delivery of each Letter of Credit Application pursuant to Section 3.1 and each request for amendment or extension of an existing Letter of Credit shall automatically constitute a warranty by the
Borrower to the Administrative Agent and each Lender to the effect that on the date of such requested Credit Extension that the conditions of Section 9.2 have been satisfied.

         SECTION 3.7 Obligations Absolute. The obligation of the Borrower to reimburse the LC Issuer for any payment made by the LC Issuer under any Letter of Credit issued for the account of the Borrower, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this
Agreement, the applicable Letter of Credit Application and any other applicable agreement or instrument under all circumstances, including without limitation the following circumstances:

                                       31

                  (i) any lack of validity or enforceability of any Loan
         Document, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "LC
         Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower or any other Person in respect of any LC Related Document or any other amendment or waiver of or any consent to departure from all or any of the LC Related Documents;

                  (iii) subject to Section 3.4, the existence of any claim,
         set-off, defense or other right that the Borrower or any other Person may have at any time against any beneficiary or any transferee of a
         Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with the transactions contemplated by the LC
         Related Documents or any unrelated transaction (including any underlying transaction between any Credit Party and the beneficiary named in any such Letter of Credit);

                  (iv) subject to Section 3.4, any statement or any other
         document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

                  (v) subject to Section 3.4, payment by the LC Issuer under a
         Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any non-application or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                  (vi) the occurrence of any Default or Event of Default; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         SECTION 3.8 Letter of Credit Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required
Lenders and until the final expiration date of any Letter of Credit and thereafter so long as any Obligations are payable hereunder, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative
Agent (the "LC Collateral Account") at the Administrative Agent's office in the name of the Borrower but under the sole dominion and control of the
Administrative Agent, for the benefit of the LC Issuer and the Lenders and the
Borrower shall have no interest therein

                                       32

except as set forth in Section 8.3. The Borrower hereby pledges, assigns and grants to the Administrative Agent, for the benefit of the LC Issuer and the
Lenders, a security interest in all of the Borrower's right, title and interest in and to the LC Collateral Account, all funds and Permitted Investments which may from time to time be on deposit in the LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The
Administrative Agent will invest any funds on deposit from time to time in the
LC Collateral Account in Permitted Investments (other than those described in clause (i) of the definition thereof) having a maturity not exceeding 30 days.
Funds earned on such Permitted Investments shall be deposited into the LC
Collateral Account. Nothing in this Section 3.8 shall require the Borrower to deposit any funds in the LC Collateral Account or limit the right of the
Administrative Agent to release any funds held in the LC Collateral Account in each case other than as required by Section 2.6 or Article 8.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         SECTION 4.1 Taxes. (a) Any and all payments by the Borrower to each
Lender, the LC Issuer or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless each
Lender, the LC Issuer and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Administrative
Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the
Administrative Agent makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or
withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender, the LC Issuer or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Borrower shall make such deductions and withholdings;

                  (iii) the Borrower shall pay the full amount deducted or
         withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                       33

                  (iv) the Borrower shall also pay, without duplication, to each
         Lender, the LC Issuer or the Administrative Agent for the account of such Person, at the time interest is paid, all additional amounts which the respective Person specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the
Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative
Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  (e) If the Borrower is required to pay additional amounts to any Lender, the LC Issuer or the Administrative Agent pursuant to Section
4.1(c), then such Person shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Person is not otherwise disadvantageous to such Lender or inconsistent with such Person's internal policies.

         SECTION 4.2 Illegality. (a) If any Lender determines that the introduction of any Requirements of Law, or any change in any Requirements of
Law, or in the interpretation or administration of any Requirements of Law, has made it unlawful in each case, after the date hereof, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any
Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Eurodollar Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar
Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Lender to make or maintain
Eurodollar Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Administrative Agent that all
Loans which would otherwise be made by the Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

                                       34

                  (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender or inconsistent with such Lender's internal policies.

         SECTION 4.3 Increased Costs and Reduction of Return. (a) If any Lender
determines that after the date hereof due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any law or regulation or (ii) the compliance by the LC Issuer or such Lender with any guideline or request from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall be liable for, and shall from time to time, within five Business Days after demand, which demand shall include the certificate required by Section 4.6 (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative
Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided that the Borrower shall not be obligated to pay any additional amounts which were incurred by such
Lender more than 90 days prior to the date of such request.

                  (b) If the LC Issuer or any Lender shall have determined that after the date hereof (i) the introduction of any Capital Adequacy Regulation,
(ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the LC Issuer or such Lender (or its Lending Office) or any corporation controlling the LC Issuer or such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the LC Issuer or such Lender or any corporation controlling the LC Issuer or such Lender and (taking into consideration the LC Issuer's or such Lender's or such corporation's policies with respect to capital adequacy and the LC Issuer or such Lender's desired return on capital) determines that the amount of such capital is increased or its rate of return is decreased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, within five Business Days after demand, which demand shall include the certificate required by Section 4.6 of the LC Issuer or such Lender to the Borrower through the Administrative
Agent, the Borrower shall pay to the LC Issuer or such Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the LC
Issuer or such Lender for such increase; provided that the Borrower shall not be obligated to pay any additional amounts which were incurred by the LC Issuer or such Lender more than 90 days prior to the date of such request.

         SECTION 4.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                                       35

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                  (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of
Borrowing or a Notice of Conversion/ Continuation that includes a Eurodollar
Rate Loan;

                  (c) the failure of the Borrower to make any prepayment in
accordance with any notice delivered under Section 2.6;

                  (d) the prepayment (including pursuant to Section 2.6) or
other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.5 of any
Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section and under Section 4.3(a), each Eurodollar Rate Loan made by a
Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar
Rate Loan is in fact so funded.

         SECTION 4.5 Inability to Determine Rates. If the Administrative Agent
determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or the Administrative Agent determines (or the Required Lenders advise the Administrative Agent) that the Eurodollar Rate applicable pursuant to Section 2.7(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of
Borrowing or Notice of Conversion/ Continuation then submitted by it. If the
Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

         SECTION 4.6 Certificates of Lenders. Any Person claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the

                                       36

Administrative Agent) a certificate setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Person hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         SECTION 4.7 Substitution of Lenders; LC Issuer. (a) Upon the receipt by the Borrower from any Lender (an "Affected Lender") of a claim for compensation under Section 4.1, 4.2 or 4.3 the Borrower may: (i) request the Affected Lender to use its reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans, LC Obligations and Commitment (a
"Substitute Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans, LC Obligations and
Commitment; or (iii) designate a Substitute Lender. Any such designation of a
Substitute Lender under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent and the LC Issuer (which consent shall not be unreasonably withheld).

                  (b) In the event the LC Issuer ceases to be rated AA- or
better by S&P, the Borrower, at its cost and expense, may request the LC Issuer to assign its obligations hereunder to another financial institution who is rated AA- or higher.

         SECTION 4.8 Survival. The agreements and obligations of the Borrower in this Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement and to make
Credit Extensions hereunder, the Borrower represents and warrants to each Lender that:

         SECTION 5.1 Due Organization, Authorization, etc. Each of the Borrower
and each Material Subsidiary (a) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of formation, (b) is duly qualified to do business and (to the extent applicable)
in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to qualify would not have a Material Adverse Effect, (c) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (d) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct
(including, without limitation, the consummation of the transactions contemplated by this Agreement) as to each of the foregoing, except where the failure to do so would not have a Material Adverse Effect. The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized

                                       37

by all necessary corporate action (including, without limitation, shareholder approval, if required). Each of the Borrower and its Material Subsidiaries has
received all other material consents and approvals (if any shall be required)
necessary for such execution, delivery and performance, and such execution, delivery and performance do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirements of
Law or Contractual Obligation binding upon the Borrower or such Material
Subsidiaries. This Agreement and each of the Loan Documents is (or when executed and delivered will be) the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights against the
Borrower generally or by general equitable principles; provided that the
Borrower assumes for purposes of this Section 5.1 that this Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Borrower. Schedule 5.1 sets forth all the jurisdictions in which the Borrower and each Material Subsidiary are qualified to do business as of the Amendment Effective Date.

         SECTION 5.2 Statutory Financial Statements. The Annual Statement of
each Material Insurance Subsidiary (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) as filed with the appropriate Governmental Authority of its jurisdiction of domicile (the
"Department") delivered to each Lender prior to the execution and delivery of this Agreement, as of and for the 2003 Fiscal Year (the "Statutory Financial
Statements"), have been prepared in accordance with SAP applied on a consistent basis (except as noted therein). Each such Statutory Financial Statement was in compliance with all applicable Requirements of Law when filed. The Statutory
Financial Statements fairly present the financial position, the results of operations and changes in equity of each Material Insurance Subsidiary as of and for the respective dates and periods indicated therein in accordance with SAP applied on a consistent basis, except as set forth in the notes thereto or on
Schedule 5.2. Except for liabilities and obligations, including, without limitation, reserves, policy and contract claims and statutory liabilities (all of which have been computed in accordance with SAP), disclosed or provided for in the Statutory Financial Statements, the Material Insurance Subsidiaries did
not have, as of the respective dates of each of such financial statements, any liabilities or obligations (whether absolute or contingent and whether due or to become due) which, in conformity with SAP, applied on a consistent basis, would have been required to be or should be disclosed or provided for in such financial statements. All books of account of each Material Insurance Subsidiary fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of such Material Insurance Subsidiary and all of such books of account are in the possession of each Material
Insurance Subsidiary and are true, correct and complete in all material respects.

         SECTION 5.3 GAAP Financial Statements. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year
ending December 31, 2003 and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the six months ended June 30, 2004 which have been delivered to the Lenders (i) are true and correct in all material respects, and (ii) present fairly in accordance with GAAP (except as disclosed

                                       38

therein and, in the case of interim financial statements, subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) the financial position and results of operations of the Borrower and its consolidated Subsidiaries at such dates for the periods then ended and the investments and reserves for the periods then ended.

                  (b) With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of shareholders' equity and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the
Borrower to each Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

                  (c) Except as set forth on Schedule 5.3, there has been no change in the business, assets, operations or financial condition of the
Borrower or any Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2003; provided, however, that, so long as no violation of Section 7.2 shall have occurred and be continuing as a result thereof, the occurrence of losses that give rise to or result in Excess
Catastrophe Losses shall not be deemed to have a Material Adverse Effect.

         SECTION 5.4 Litigation and Contingent Liabilities. (a) Except as set
forth (including estimates of the dollar amounts involved) in Schedule 5.4 hereto and (b) except for claims which are covered by Insurance Policies, coverage for which has not been denied in writing, or which relate to Primary
Policies or Reinsurance Agreements issued by the Borrower or its Subsidiaries or to which it is a party entered into by the Borrower or its Subsidiaries in the ordinary course of business (referred to herein as "Ordinary Course
Litigation"), no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower or such Subsidiary (i) which would, if adversely determined, have a Material Adverse Effect or (ii) which relates to any of the transactions contemplated hereby, and there is no basis known to the Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings and as set forth on Schedule 5.4, the Borrower has no material Contingent Liabilities not provided for or referred to in the financial statements delivered pursuant to Section 5.3.

         SECTION 5.5 ERISA. (a) The Borrower and each Subsidiary is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is being administered in compliance in all material respects with all applicable Requirements of Law, including without limitation the applicable provisions of ERISA and the Code, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a
Material

                                       39

Adverse Effect. No ERISA Event (i) has occurred and is continuing, or (ii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan or Multiemployer Plan.

                  (b) With respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or
Arrangement") and with respect to each employee benefit plan that is not subject to United States law maintained or contributed to by the Borrower or any
Subsidiary or with respect to which any Subsidiary may have liability under applicable local law (a "Foreign Plan"), (i) the Borrower and each Subsidiary is in compliance in all material respects with any Requirements of Law applicable to such Foreign Government Scheme or Arrangement or Foreign Plan and (ii) each such Foreign Government Scheme or Arrangement or Foreign Plan is being administered by the applicable Person in compliance in all material respects with all applicable Requirements of Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have in a
Material Adverse Effect. No event that could reasonably be considered the substantive equivalent of an ERISA Event with respect to any Foreign Government
Scheme or Arrangement or Foreign Plan (i) has occurred and is continuing, or
(ii) to the knowledge of the Borrower, is reasonably expected to occur.

         SECTION 5.6 Investment Company Act. Neither the Borrower nor any of its
Subsidiaries is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not carrying on investment business in or from
Bermuda for the purposes of the Investment Business Act 2003 of Bermuda.

         SECTION 5.7 Regulations U and X. Neither the Borrower nor any of its
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Borrower, any of its Subsidiaries, any Affiliate of
any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement, the making or existence of the Credit Extensions or the use of proceeds of the Credit
Extensions to violate Regulations U or X of the FRB.

         SECTION 5.8 Proceeds. The proceeds of the Loans will be used for general corporate purposes. Letters of Credit issued hereunder will be used solely to secure the obligations of the Borrower's Insurance Subsidiaries or, upon receipt of an opinion of Bermuda counsel satisfactory to the Administrative
Agent in its sole discretion, the Borrower, in providing synthetic cover of catastrophe risks through one or more Catastrophe Bonds (other than Catastrophe
Bonds described in clause (b) of the definition thereof). None of such proceeds will be used in violation of applicable law, and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock as defined in Regulation U of the FRB.

         SECTION 5.9 Insurance. The Borrower and its Material Subsidiaries are
in substantial compliance with all material conditions contained in their
Insurance Policies.

                                       40

         SECTION 5.10 Ownership of Properties. On the date of any Credit
Extension, the Borrower and its Material Subsidiaries will have good title to all of their respective material properties and assets, real and personal, of any nature whatsoever.

         SECTION 5.11 Business Locations. Schedule 5.11 lists each of the locations where the Borrower maintains an office, a place of business or any records as of the Amendment Effective Date.

         SECTION 5.12 Accuracy of Information. All factual written information furnished heretofore or contemporaneously herewith by or on behalf of the
Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders
for purposes of or in connection with this Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is and all other such factual written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. Any projections and pro forma financial information contained in such factual written information are based upon good faith estimates and assumptions believed by the Borrower and its
Subsidiaries to be reasonable at the time made, it being recognized by the
Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         SECTION 5.13 Subsidiaries. Schedule 5.13 as updated from time to time pursuant to Section 6.1(l) contains a complete list of the Borrower's
Subsidiaries, indicating which Subsidiaries are Material Subsidiaries and
Insurance Subsidiaries.

         SECTION 5.14 Insurance Licenses. Schedule 5.14 lists all of the jurisdictions in which any of the Material Insurance Subsidiaries hold licenses
(including, without limitation, licenses or certificates of authority from applicable Departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses") and indicates the line or lines of insurance which each such Material Insurance Subsidiary is permitted to be engaged in with respect to each License therein listed as of the Amendment
Effective Date. Each Material Insurance Subsidiary has all necessary Licenses to transact insurance business or reinsurance business, directly or indirectly, in each jurisdiction, where such business requires any such Material Insurance
Subsidiary to obtain a License. Except as set forth on Schedule 5.14, to the best of the Borrower's knowledge, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by the applicable Department where such suspension or revocation would have a Material Adverse Effect.

         SECTION 5.15 Taxes. The Borrower and each of its Subsidiaries has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all material taxes, including, without limitation, all payroll taxes and federal and state

                                       41

withholding taxes, and all assessments payable by it that have become due, other than (a) those that are not yet delinquent or that are disclosed on Schedule
5.15 and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, and are being maintained, in accordance with GAAP or (b) those which the failure to file or pay would not have a Material Adverse Effect. Except as set forth in Schedule 5.15, on the
Amendment Effective Date there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any such Subsidiary's tax liability, for any period for which returns have been filed or were due. As used in this
Section 5.15, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any Governmental Authority.

         SECTION 5.16 Securities Laws. Neither the Borrower nor any Affiliate,
nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Obligation for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Loans or any other liability to registration under the Securities Act of 1933, as amended.

         SECTION 5.17 Compliance with Laws. Neither the Borrower nor any of its
Subsidiaries is in violation of any Requirements of Law of any Governmental
Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of the Borrower's knowledge, no such violation has been alleged and each of the Borrower and its Subsidiaries (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and (ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material
Adverse Effect.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  Until the Loans and all other Obligations are paid in full, and until the Commitment Termination Date, the Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         SECTION 6.1 Reports, Certificates and Other Information. Furnish or
cause to be furnished to the Administrative Agent and the Lenders:

                                       42

                  (a) GAAP Financial Statements:

                  (i) Within 50 days after the close of each of the first three
         Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its
         Subsidiaries, as of the close of such quarter and the related consolidated statements of income, cash flows and changes in shareholders' equity for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, all prepared in accordance with GAAP
         (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and, with respect to Material
         Subsidiaries (other than RIHL), the related unaudited consolidating balance sheets and statements of income for such period and accompanied by the certification of the chief executive officer, chief financial officer, treasurer or controller of the Borrower that all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) the financial position and results of operations of the
         Borrower and its consolidated Subsidiaries as at the end of such Fiscal
         Quarter and for the period then ended.

                  (ii) Within 95 days after the close of each Fiscal Year, a copy of the annual financial statements of the Borrower and its
         Subsidiaries, consisting of audited consolidated balance sheet, statements of income, cash flows and changes in shareholders' equity and, with respect to Material Subsidiaries (other than RIHL), unaudited consolidating balance sheets and statements of income, setting forth in comparative form the consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, and accompanied by a certification without material qualification by the independent certified public accountants regularly retained by the
         Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that all such audited financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and for the period then ended.

                  (iii) On each date that financial statements are delivered pursuant to Section 6.1(a)(i) or (ii), a schedule in form and substance satisfactory to the Administrative Agent setting forth claims schedule detail with respect to claims of $5,000,000 or more under any single policy and claims aggregating $20,000,000 or more with respect to any single event.

                  (b) Tax Returns. If requested by the Administrative Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the Borrower or any of its Subsidiaries.

                                       43

                  (c) SAP Financial Statements. Within (i) 5 days after the date filed with the Regulator for each of its Fiscal Years, but in any event within
125 days after the end of each Fiscal Year of each Material Insurance Subsidiary a copy of the Annual Statement of such Material Insurance Subsidiary for such
Fiscal Year, if any, required by such Department to be filed, each of which statements delivered to be prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of such Material Insurance Subsidiary that such financial statement is complete and correct in all material respects and presents fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended.

                  (d) Notice of Default, etc. Immediately after an Executive
Officer of the Borrower knows or has reason to know of the existence of any
Default or Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two (2) Business Days.

                  (e) Other Information. The following certificates and other information related to the Borrower:

                  (i) Within five (5) Business Days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to the Material Insurance Subsidiaries relating to the insurance business of the Material Insurance Subsidiaries (when, and if, prepared); provided, the Borrower shall only be required to deliver any interim report hereunder at such time as Borrower has knowledge that a final report will not be issued and delivered to the Administrative
         Agent within 90 days of any such interim report.

                  (ii) Copies of all filings (other than ordinary course
         requalifications, nonmaterial tax and insurance rate and other ministerial regulatory filings) with Governmental Authorities by the
         Borrower or any Material Insurance Subsidiary not later than five (5)
         Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower or such Material
         Insurance Subsidiary and its Affiliates.

                  (iii) Within five (5) Business Days of such notice, notice of proposed or actual suspension, termination or revocation of any material License of any Material Insurance Subsidiary by any
         Governmental Authority or of receipt of notice from any Governmental
         Authority notifying the Borrower or any Material Insurance Subsidiary of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the
         Borrower or any Material Insurance Subsidiary to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any Material Insurance Subsidiary to
         conduct its business.

                                       44

                  (iv) Within five (5) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental
         Authority concerning the business, practices or operations of the
         Borrower or any Material Insurance Subsidiary

                  (v) Promptly, notice of any actual or, to the best of the
         Borrower's knowledge, proposed material changes in the Insurance Code governing the investment or dividend practices of any Material
         Insurance Subsidiary.

                  (vi) Promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

                  (f) Compliance Certificates. (i) Concurrently with the
delivery to the Administrative Agent of the GAAP financial statements under
Sections 6.1(a)(i) and 6.1(a)(ii), for each Fiscal Quarter and Fiscal Year of the Borrower, and at any other time no later than thirty (30) Business Days following a written request of the Administrative Agent, a duly completed
Compliance Certificate, signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Sections 7.1 (including, during any Excess Loss Period, both the Debt to Capital Ratio and the Alternate Debt to
Capital Ratio), 7.2, 7.10 and 7.11 and to the effect that, to the best of such officer's knowledge, as of such date no Default or Event of Default has occurred and is continuing.

                  (ii) At any time the Borrower Net Worth is below
         $1,000,000,000, within ten days following the end of each such calendar month in which the Borrower Net Worth is below $1,000,000,000 the
         Borrower shall deliver to the Administrative Agent a duly completed
         Monthly Reporting Certificate, signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, containing a computation of, and showing compliance with each of the applicable financial ratios and restrictions contained in Section 7.1
         (including, during any Excess Loss Period, both the Debt to Capital
         Ratio and the Alternate Debt to Capital Ratio), 7.2, 7.10 and 7.11, and
         to the effect that, to the best of such officer's knowledge as of such date no Default or Event of Default has occurred and is continuing.

                  (iii) At any time the Reinsurance Net Worth is below
         $500,000,000, within ten days after the end of each such calendar month in which the Reinsurance Net Worth is below $500,000,000, the Borrower shall deliver to the Administrative Agent a duly completed Monthly
         Reporting Certificate, signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or the president of Renaissance Reinsurance Ltd., containing a computation of the Reinsurance Net Worth.

                  (iv) During any Restricted Period, the Borrower shall deliver to the Administrative Agent a certificate (a "Net Worth Increase
         Certificate") within ten days of the date the Borrower closes any equity issuance which certificate shall be signed by the

                                       45

         chief executive officer, chief financial officer or treasurer of the
         Borrower and shall calculate the Borrower Net Worth (after giving effect to such equity issuance) and the Debt to Capital Ratio.

                  (g) Reports to SEC and to Shareholders. Promptly upon the
filing or making thereof copies of (i) each filing and report made by the
Borrower or any of its Material Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and (ii) each communication from the
Borrower to shareholders generally.

                  (h) Notice of Litigation, License and ERISA. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto: (i) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any
Internal Revenue Service or Department of Labor proceeding with respect to any
Plan) which could, if adversely determined, be reasonably expected to have a
Material Adverse Effect and which is not Ordinary Course Litigation, (ii) an
ERISA Event, and an event with respect to any Plan which could result in the incurrence by the Borrower or any Material Subsidiary of any material liability
(other than a liability for contributions or premiums), fine or penalty, (iii)
the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Loan Document or
(iv) any event which could be reasonably expected to have a Material Adverse
Effect.

                  (i) Insurance Reports. Within five (5) Business Days of
receipt of such notice by the Borrower or its Material Subsidiaries, written notice of any cancellation or material adverse change in any material Insurance
Policy carried by the Borrower or any of its Material Subsidiaries.

                  (j) List of Directors and Officers and Amendments.
Concurrently with the delivery of the financial statements required pursuant to
Section 6.1(a)(i) and (ii), (i) a list of the Executive Officers and Directors of the Borrower and (ii) copies of any amendments to the Organization Documents to the extent such information is not included in the information provided pursuant to Section 6.1(g) and to the extent such information has changed since the last delivery pursuant to this Section.

                  (k) New Subsidiaries. Promptly (i) upon formation or
acquisition of any Subsidiary with an initial capitalization of $1,000,000 or more and (ii) after the capital of a previously unreported Subsidiary is increased above $1,000,000, written notice of the name, purpose and capitalization of such Subsidiary and whether such Subsidiary is a Material
Subsidiary.

                  (l) Updated Schedules. From time to time, and in any event concurrently with delivery of the financial statements under Section 6.1(a)(i)
and (ii), a revised 5.13, if applicable, showing changes from the Schedule 5.13 previously delivered.

                                       46

                  (m) Other Information. From time to time such other
information concerning the Borrower or any Subsidiary as the Administrative
Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 6.1 may be delivered electronically (provided such documents contain any required signatures) and if so delivered shall be deemed to have been delivered on the date on which documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative
Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such
Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance, the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(f)
to the Administrative Agent and each of the Lenders. Except for such Compliance
Certificates, the Administrative Agent shall have no obligation to request the delivery or maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such requests for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder
(collectively, "Borrower Materials") by posting the Borrower Materials on
IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all
Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the
Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of
United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the
Platform designated "Public Investor;" and (z) the Administrative Agent and the
Arranger shall be entitled to treat any Borrower Materials that are not marked
"PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

                                       47

         SECTION 6.2 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of the Borrower and each Material Subsidiary of the Borrower
(except that inactive Subsidiaries of the Borrower may be merged out of existence or dissolved), and (b) be, and ensure that each Material Subsidiary of the Borrower is, duly qualified to do business and (to the extent applicable) be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary unless the failure to be so qualified would not have a Material Adverse Effect.

         SECTION 6.3 Books, Records and Inspections. (a) Maintain, and cause each of its Subsidiaries to maintain, materially complete and accurate books and records in accordance with GAAP and in addition, with respect to each Insurance
Subsidiary, SAP, (b) permit, and cause each of its Subsidiaries to permit, access at reasonable times and, except during the continuance of an Event of
Default, upon reasonable notice, by the Administrative Agent to its books and records, (c) permit, and cause each of its Subsidiaries to permit, the
Administrative Agent or its designated representative to inspect at reasonable times and, except during the continuance of an Event of Default, upon reasonable notice, its properties and operations, and (d) permit, and cause each of its
Subsidiaries to permit, the Administrative Agent to discuss its business, operations and financial condition with its officers and its independent accountants.

         SECTION 6.4 Insurance. Maintain, and cause each of its Material
Subsidiaries to maintain, Insurance Policies to such extent and against such hazards and liabilities as is required by law or customarily maintained by prudent companies similarly situated.

         SECTION 6.5 Taxes and Liabilities. Pay, and cause each of its
Subsidiaries to pay, when due all material taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP except where failure to pay would not have a Material
Adverse Effect.

         SECTION 6.6 Employee Benefit Plans. Maintain, and cause each of its
Subsidiaries to maintain, each Plan and Foreign Plan in compliance in all material respects with all applicable Requirements of Law except where failure to so comply would not have a Material Adverse Effect.

         SECTION 6.7 Compliance with Laws. Comply, and cause each of its
Subsidiaries to comply, (a) with all Requirements of Law related to its businesses (including, without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the investments of the Borrower and its Subsidiaries), and (b) with all
Contractual Obligations binding upon such entity, except in each of clauses (a)
and (b) where failure to so comply would not in the aggregate have a Material
Adverse Effect.

         SECTION 6.8 Maintenance of Permits. Maintain, and cause each of its
Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by

                                       48

any Governmental Authority except (x) for such permits, licenses and consents related to assets which are sold in accordance with Section 7.3 or (y) where failure to maintain the same would not have a Material Adverse Effect.

         SECTION 6.9 Conduct of Business. Engage, and cause each Material
Subsidiary (other than RIHL) to engage, primarily in insurance and reinsurance business and related activities.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         Until the Loans and all other Obligations are paid in full and until the Commitment Termination Date, the Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         SECTION 7.1 Debt to Capital Ratio. Not permit (a) the Debt to Capital
Ratio (excluding RenRe Catastrophe-Linked Securities) to exceed .35:1 or (b) the
Debt to Capital Ratio (including RenRe Catastrophe-Linked Securities) to exceed
..45:1, provided, however, that during any Excess Loss Period, no Default or
Event of Default shall occur unless the (i) the Alternate Debt to Capital Ratio
(excluding RenRe Catastrophe-Linked Securities) exceeds .35:1 or (ii) Alternate
Debt to Capital Ratio (including RenRe Catastrophe-Linked Securities) exceeds
..45:1.

         SECTION 7.2 Net Worth. (a) Not permit Borrower Net Worth to be less than $1,000,000,000, provided, however, that if Borrower Net Worth drops below
$1,000,000,000 but is equal to or greater than $750,000,000, no Default or Event of Default shall occur until the earlier of (i) the date Borrower Net Worth drops below $750,000,000 and (ii) six months from the date Borrower Net Worth dropped below $1,000,000,000 if Borrower Net Worth continues to be less than
$1,000,000,000 (in each case, as reported in the Monthly Reporting
Certificates).

                  (b) Reinsurance Net Worth. Not permit Reinsurance Net Worth to be less than $500,000,000, provided, however, that if Reinsurance Net Worth drops below $500,000,000 but is equal to or greater than $375,000,000, no
Default or Event of Default shall occur until the earlier of (i) the date
Reinsurance Net Worth drops below $375,000,000 and (ii) six months from the date
Reinsurance Net Worth dropped below $500,000,000 if Reinsurance Net Worth continues to be less than $375,000,000 (in each case, as reported in the Monthly
Reporting Certificates).

         SECTION 7.3 Mergers, Consolidations and Sales. Not, and not permit any of its Subsidiaries to, (a) merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person (other than a newly formed Subsidiary or the acquisition of a Subsidiary which complies with clause
(b)(ii) of this Section 7.3 or the acquisition of shares of a Subsidiary held by minority shareholders), or (b) sell, transfer, convey or lease all or any substantial part of its assets other than any sale, transfer, conveyance or lease in the ordinary course of business or any sale or

                                       49

assignment of receivables except for (i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of any wholly owned Subsidiary into, with or to any other wholly owned Subsidiary, (ii) purchases or acquisitions which comply with Section 6.9 provided (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the purchase price for any single purchase or acquisition does not exceed 50% of Borrower Net Worth as of the date of such purchase or acquisition minus all amounts which in accordance with GAAP would be characterized as intangible assets (including goodwill) as of the date of such purchase or acquisition (calculated on a proforma basis giving effect to such acquisition or purchase) and (z) the aggregate purchase price of all purchases and acquisitions after December 31,
2003 does not exceed 100% of Borrower Net Worth as of the date of such purchase or acquisition minus all amounts which in accordance with GAAP would be characterized as intangible assets (including goodwill) and (iii) sales of assets and capital stock and other ownership or profit interests (including, without limitation, partnership, member or trust interest therein) of
Subsidiaries that are not Material Subsidiaries, provided no Default or Event of
Default has occurred and is continuing.

         SECTION 7.4 Regulations U and X. Not, and not permit any of its
Subsidiaries to, hold margin stock (as such term is defined in Regulation U of the FRB) having a value in excess of 20% of the value of the assets of the
Borrower and its Subsidiaries taken as a whole after taking into account the application of the proceeds of the Credit Extensions.

         SECTION 7.5 Other Agreements. Not, and not permit any of its
Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         SECTION 7.6 Transactions with Affiliates. Not, and not permit any
Subsidiary to, enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is on an arm's length basis;
provided that there shall be excluded from the foregoing restrictions (a)
transactions between the Borrower and the Joint Venture and any wholly-owned
Subsidiary of the Borrower or between any wholly-owned Subsidiaries of the
Borrower or between any wholly-owned Subsidiary of the Borrower and the Joint
Venture and (b) transactions expressly contemplated by written contracts between the Borrower and its non-wholly owned Subsidiaries and Affiliates provided the aggregate net amount paid by the Borrower and its Subsidiaries thereunder does not exceed $10,000,000 in any Fiscal Year.

         SECTION 7.7 Liens. Not, and not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following: (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) easements, party wall agreements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary course of the business of the Borrower and

                                       50

its Subsidiaries taken as a whole; (iii) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, (iv) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits and Liens pursuant to letters of credit or other security arrangements in connection with such insurance or benefits, (v)
mechanics', workers', materialmen's, landlord liens and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (vi) liens on Invested Assets pursuant to trust, letter of credit or other security arrangements in connection with Reinsurance Agreements or Primary Policies or other regulatory requirements
(for insurance licensing purposes), (vii) Liens listed on Schedule 7.7 in effect on the date hereof; (viii) attachments, judgments and other similar Liens for sums not exceeding $50,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights); (ix) attachments, judgments and other similar Liens for sums of
$50,000,000 or more (excluding (x) any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights and (y) all such Liens on assets of Subsidiaries that are not Material
Subsidiaries) provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings and have been bonded off; (x) Liens pursuant to the Loan Documents and (xi) Liens granted in connection with a letter of credit facility entered into by the Borrower or Renaissance
Reinsurance Ltd. in connection with the investment in the Joint Venture provided the value of the collateral in which Liens are granted thereunder does not exceed 105% of the amount secured; provided, however, that, no Lien shall be permitted to exist on the shares of stock of any Insurance Subsidiary.

         SECTION 7.8 Restrictions On Negative Pledge Agreements. Not, and not
permit any of its Subsidiaries to enter into or assume any agreement to which it is a party, other than this Agreement and any agreement required by applicable insurance regulations which places any restrictions upon the right of the
Borrower or any of its Subsidiaries to sell, pledge or otherwise dispose of any material portion of its properties now owned or hereafter acquired other than as permitted under Section 7.7 (with respect to the property subject to such Lien), except for such restrictions imposed by any senior unsecured issuance of Debt with an original principal amount in excess of $50,000,000 provided such restrictions are no more restrictive than those under this Agreement.

         SECTION 7.9 No Amendment of Certain Documents. Not enter into or permit to exist any amendment, modification or waiver of the Organization Documents of the Borrower or RIHL as in effect on the Amendment Effective Date which would
(a) create or amend redemption provisions applicable to the Borrower's capital stock or the preferred stock referred to in clause (b) of the definition of
"Borrower Net Worth" to provide for mandatory redemption or redemption at the option of the holder prior to the Commitment Termination Date as such date may be extended or (b) in any manner be materially adverse to the interests of the
Lenders.

                                       51

         SECTION 7.10 Dividends, Etc.. Not, and not permit its Subsidiaries to,
(a) declare or pay any dividends on any of its capital stock (other than pro rata payments of dividends by a Subsidiary to the Borrower and such Subsidiary's other shareholders), (b) purchase or redeem any capital stock of the Borrower or any Subsidiary or any warrants, options or other rights in respect of such stock
(other than the pro rata purchase or redemption by a Subsidiary of its capital stock, warrants, options or other rights in respect of such stock and redemptions by RIHL of its redeemable preference shares), (c) purchase or redeem or prepay, prior to its scheduled payment date, any Debt (other than the Credit
Extensions), or (d) set aside funds for any of the foregoing (collectively
"Restricted Payments"); except that (i) the Borrower may declare or pay dividends on any of its Common Shares in an amount not to exceed $22,500,000 in any Fiscal Quarter provided (x) no Default or Event of Default has occurred and is continuing on the date the Borrower declares such dividend and (y) after giving effect to such dividend payment, Borrower Net Worth will be in excess of
$1,000,000,000, (ii) the Borrower may declare or pay any Restricted Payment described in clauses (a), (b) or (c) above provided (x) no Default or Event of
Default has occurred and is continuing on the date of such declaration or payment and (y) except in the case of the purchase of shares of a Subsidiary from minority shareholders of such Subsidiary, after giving effect to such
Restricted Payment, Borrower Net Worth exceeds $1,400,000,000 and (iii) any
Insurance Subsidiary may pay any Restricted Payment described in clause (b)
above on a non prorata basis provided no Default or Event of Default has occurred and is continuing on the date of such payment.

         SECTION 7.11 Contingent Liabilities. Not, and not permit its
Subsidiaries to, incur Contingent Liabilities in an aggregate principal amount in excess of $225,000,000 at any time.

         SECTION 7.12 Investments in DaVinci Entities. Not, and not permit its
Subsidiaries to, (i) incur Contingent Liabilities or otherwise provide credit support (including granting a Lien on any of its assets) for the Debt of
DaVinciRe Holdings Ltd. or DaVinci Reinsurance Ltd. at any time or (ii) make any loans to purchase or redeem any capital stock of or otherwise make any investment in DaVinciRe Holdings Ltd. or DaVinci Reinsurance Ltd. during the existence or continuation of any Default or Event of Default.

                                  ARTICLE VIII

                       EVENTS OF DEFAULT AND THEIR EFFECT

         SECTION 8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  (a) Non-Payment of Loan. Default in the payment when due of any principal on the Loans or any Reimbursement Obligation.

                  (b) Non-Payment of Interest, Fees, etc. Default, and
continuance thereof for three (3) Business Days, in the payment when due of interest on the Credit Extensions, fees or of any other amount payable hereunder or under the Loan Documents.

                                       52

                  (c) Non-Payment of Other Debt. (i) Default in the payment when due and continuance of such default after any applicable grace period (whether or not such Debt is accelerated) of any other Debt (or any letter of credit facility) of, or guaranteed by, the Borrower or any of its Material Subsidiaries
if the aggregate amount of Debt (or, in the case of any letter of credit facility, the issued letters of credit) of the Borrower and/or any of its
Material Subsidiaries which is due and payable or which is or may be accelerated, by reason of such default or defaults is $50,000,000 or more, or
(ii) default in the performance or observance of any obligation or condition and continuance of such default after any applicable grace period with respect to any such other Debt (or any letter of credit facility) of, or guaranteed by, the
Borrower and/or any of its Material Subsidiaries if the effect of such default or defaults is to accelerate or permit the acceleration of the maturity of any such Debt (or, in the case of any letter of credit facility, the issued letters of credit) of $50,000,000 or more in the aggregate prior to its expressed maturity.

                  (d) Other Material Obligations. Except for obligations covered under other provisions of this Article VIII, default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, the Borrower or any of its Material Subsidiaries with respect to any material purchase or lease obligation of $50,000,000 or more
(unless the existence of any such default is being contested by the Borrower or such Material Subsidiary in good faith and by appropriate proceedings and the
Borrower or such Material Subsidiary has established, and is maintaining, adequate reserves therefor in accordance with GAAP) which default continues for a period of 30 days.

                  (e) Bankruptcy, Insolvency, etc. (i) The Borrower or any
Material Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; (ii) there shall be commenced by or against any such Person any case, proceeding or other action (A)
under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, supervision, conservatorship, liquidation, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, obligations or liabilities, or (B) seeking appointment of a receiver, trustee, custodian, rehabilitator, conservator, supervisor, liquidator or other similar official for it or for all or any substantial part of its assets, in each case which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) if filed against such Person, remains undismissed, undischarged or unstayed for a period of 60 days; or (iii) there shall be commenced against any such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any of such Persons shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (ii) or (iii) above; or (v)
any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to any of such Persons.

                                       53

                  (f) Non-compliance With Certain Covenants. Failure by the
Borrower to comply with its covenants set forth in Section 7.1, 7.2, 7.8, 7.9,
7.10, 7.11 or 7.12.

                  (g) Non-compliance With Other Provisions. Failure by the
Borrower to comply with or to perform any provision of this Agreement or the other Loan Documents (and not constituting an Event of Default under any of the other provisions of this Article VIII) and continuance of such failure for 30 days after notice thereof from the Administrative Agent to the Borrower.

                  (h) Warranties and Representations. Any warranty or
representation made by or on behalf of the Borrower or any Subsidiary herein is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other instrument furnished by or on behalf of Borrower or any Subsidiary to the Administrative Agent or the
Lenders is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                  (i) ERISA. Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan of RenRe and, as a result thereof, together with all other ERISA Events then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof)
in excess of $50,000,000.

                  (j) Loan Documents. Any action shall be taken by or on behalf of the Borrower or any Affiliate thereof to discontinue any of the Loan
Documents or to contest the validity, binding nature or enforceability of any thereof.

                  (k) Change in Control. A Change in Control occurs.

                  (l) Judgments. A final judgment or judgments which exceed an aggregate of $50,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights)
shall be rendered against the Borrower or any Material Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 45 days after entry or filing of such judgment(s).

                  (m) Change in Law. Any change is made in the Insurance Code which affects the dividend practices of any Insurance Subsidiary and which is reasonably likely to have a Material Adverse Effect on the ability of the
Borrower to perform its obligations under the Agreement and such circumstances shall continue for 120 days.

         SECTION 8.2 Effect of Event of Default. If any Event of Default
described in Section 8.1(e) shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Obligations hereunder shall become immediately due and payable and the Borrower shall become immediately obligated to deliver to the Administrative Agent for

                                       54

deposit in the LC Collateral Account pursuant to Section 3.8 cash and/or
Permitted Investments in an amount equal to the aggregate undrawn stated amount of all outstanding Letters of Credit and to repay all Loans and Reimbursement
Obligations, all without notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may, and upon the written request of the
Required Lenders shall, terminate the Commitments hereunder and declare all or any portion of the Credit Extensions and all Obligations to be due and payable and demand that the Borrower immediately deliver to the Administrative Agent for deposit in the LC Collateral Account pursuant to Section 3.8 cash and/or
Permitted Investments in an amount equal to the aggregate undrawn stated amount of all outstanding Letters of Credit and repay all Loans and Reimbursement
Obligations, whereupon the Commitments shall terminate and all or such portion of the Obligations shall become immediately due and payable and the Borrower shall immediately deliver to the Administrative Agent for deposit in the LC
Collateral Account pursuant to Section 3.8 cash and/or Permitted Investments in an amount equal to the aggregate undrawn stated amount of all outstanding
Letters of Credit and repay all Loans and Reimbursement Obligations, all without further notice of any kind. The Administrative Agent shall promptly advise the
Borrower of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an
Event of Default of any event described in Section 8.1(a) may not be waived except by consent of all of the Lenders and acknowledged by the Administrative
Agent in writing.

         SECTION 8.3 LC Collateral Account.

                  (a) If at any time after the Borrower has been required to deposit amounts in the LC Collateral Account, the Administrative Agent
determines that the amount on deposit in the LC Collateral Account is less than the amount required, the Administrative Agent may demand the Borrower to pay, and the Borrower shall, upon such demand and without any further notice, pay to the Administrative Agent for deposit in the LC Collateral Account, funds necessary to cure any shortfall.

                  (b) The Administrative Agent may, at any time or from time to time, after funds are deposited in the LC Collateral Account apply such funds to the payment of the Obligations then due and payable by the Borrower to the
Lenders or the LC Issuer under the Loan Documents.

                  (c) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the LC Collateral Account until all of the Obligations have been indefeasibly paid in full, the Commitments have been terminated and all Letters of Credit have been terminated or expired, at which time any funds remaining in the LC
Collateral Account shall be returned by the Administrative Agent to the
Borrower.

                                   ARTICLE IX

                                   CONDITIONS

                                       55

         SECTION 9.1 Conditions to Occurrence of the Amendment Effective Date.
The occurrence of the Amendment Effective Date shall be subject to receipt by the Administrative Agent of all of the following, each duly executed and dated the Amendment Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent), each in form and substance satisfactory to the
Administrative Agent (with such copies as the Administrative Agent shall request):

                  (a) This Agreement and Certain Related Documents. This
Agreement and such other Loan Documents as are required to be delivered by the terms of this Agreement.

                  (b) Resolutions. Certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement or the other Loan Documents.

                  (c) Incumbency and Signatures. A certificate of an Authorized
Officer certifying the names of the individual or individuals authorized to sign this Agreement and the other Loan Documents, together with a sample of the true signature of each such individual. (The Lenders may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.)

                  (d) Opinion of Counsel. The opinion of (i) Willkie Farr &
Gallagher, New York counsel to the Borrower, (ii) Stephen Weinstein, general counsel to the Borrower, and (iii) Conyers, Dill & Pearman, Bermuda counsel to the Borrower, in each case addressed to the Administrative Agent, the LC Issuer and the Lenders in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) Organization Documents, etc. A Certificate of an
Authorized Officer certifying true and correct copies of the Organization
Documents of the Borrower.

                  (f) Insurance Proceedings. Certificate of an Authorized
Officer that there are no material insurance regulatory proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any
Material Insurance Subsidiary in any jurisdiction.

                  (g) Material Adverse Change Certificate. An officer's
certificate, signed by an Authorized Officer, certifying that to such officer's best knowledge, since December 31, 2003, there shall not have occurred a material adverse change in the assets, business, financial condition, operations or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (h) Clear Markets. The Administrative Agent and the Arranger,
in their sole discretion, have determined that there has been no material disruption of or a material adverse change in conditions in the financial, banking or capital markets deemed material in connection with the syndication of this Agreement.

                                       56

                  (i) No Competing Offers. There shall be no competing offering, placement or arrangement of any Debt by or on behalf of the Borrower during the period from June 28, 2004 through the Amendment Effective Date.

                  (j) Fees. The fees referred to in Section 2.8 which are due and payable on or prior to the Amendment Effective Date shall have been paid to the Administrative Agent, where applicable, for the benefit of the Lenders.

                  (k) Other. Such other documents as the Administrative Agent may reasonably request.

         SECTION 9.2 Conditions to All Borrowings. The obligation of the Lenders to make all Credit Extensions shall be subject to the prior or concurrent satisfaction (in form and substance satisfactory to the Administrative Agent) of each of the conditions precedent set forth below:

                  (a) No Default. No Default or Event of Default shall have
occurred and be continuing or will result from the making of the Credit
Extensions and no Default or Event of Default shall have occurred and be continuing under the Loan Documents or will result from the making of the Credit
Extensions.

                  (b) Warranties and Representations. (i) All warranties and representations contained in this Agreement (other than Section 5.4 except in the case of the initial Borrowing) shall be true and correct in all material respects as of the date of any Loan, with the same effect as though made on the date of and concurrently with the making of such Loan (except where such representation speaks as of specified date) and (ii) all covenants contained herein and in such documents to be performed by each of the parties thereto
(other than the Administrative Agent or the Lenders) prior to the date of any
Loan shall have been performed.

                  (c) Litigation. (i) No litigation (including, without
limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry shall be, on the date of any Loan, pending, or to the knowledge of the Borrower, threatened against the Borrower or any of its
Subsidiaries which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or to obtain material relief as a result of, the transactions contemplated hereunder or, in the reasonable opinion of the
Required Lenders, could be reasonably expected to be materially adverse to any of the parties to this Agreement and which is not Ordinary Course Litigation, and (ii) in the reasonable opinion of the Required Lenders, no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigation or proceeding or inquiry disclosed in Schedule 5.4 which is likely to have a
Material Adverse Effect.

                  (d) Fees. The fees referred to in Section 2.8 which are due and payable on or prior to the Amendment Effective Date or the date of any Loan shall have been paid to the Administrative Agent, where applicable, for the benefit of the Lenders.

                                       57

                  (e) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in form and substance acceptable to the
Administrative Agent.

                  (f) Restricted Period. If such Credit Extension is being
requested during a Restricted Period, the Borrower shall not have incurred any
Debt during the applicable Excess Loss Period other than Debt under either this
Agreement, a Contingent Catastrophe Debt Agreement or both, provided the aggregate principal amount outstanding under all such Contingent Catastrophe
Debt Agreements cannot exceed $300,000,000.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

         SECTION 10.1 Appointment and Authorization. (a) Each of the LC Issuer
and each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan
Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the
Administrative Agent have or be deemed to have any fiduciary relationship with the LC Issuer or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this
Agreement or any other Loan Document or otherwise exist against the
Administrative Agent.

                  (b) The LC Issuer shall act on behalf of the Lenders with
respect to any Letters of Credit issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (i)
provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the LC Issuer in connection with Letters of
Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the LC Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the
LC Issuer.

         SECTION 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative
Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the
Administrative Agent is not intended to connote any fiduciary or other implied
(or express) obligations arising under

                                       58

agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 10.3 Liability of Administrative Agent. None of the
Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other
Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the
Administrative Agent under or in connection with, this Agreement or any other
Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this
Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         SECTION 10.4 Reliance by Administrative Agent. (a) The Administrative
Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel
(including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the
Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 9.1, the LC Issuer and each Lender that has executed this
Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the LC Issuer or such Lender unless the Administrative Agent shall have received notice from the
LC

                                       59

Issuer or such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

         SECTION 10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of
Default, except with respect to defaults in the payment of principal,
Reimbursement Obligations, interest and fees required to be paid to the
Administrative Agent for the account of the Lenders, unless the Administrative
Agent shall have received written notice from a Lender, the LC Issuer or the
Borrower referring to this Agreement, describing such Default or Event of
Default and stating that such notice is a "notice of default". The
Administrative Agent will notify the Lenders of its receipt of any such notice.
The Administrative Agent shall take such action with respect to such Default or
Event of Default as may be requested by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         SECTION 10.6 Credit Decision. Each of the LC Issuer and the Lenders
acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any
Agent-Related Person to any Lender as to any matter, including whether
Agent-Related Persons have disclosed material information in their possession.
The LC Issuer and each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this
Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any
Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the LC
Issuer and the Lenders by the Administrative Agent, the Administrative Agent
shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its
Affiliates which may come into the possession of any of the Agent-Related
Persons.

         SECTION 10.7 Indemnification of Administrative Agent. Whether or not
the transactions contemplated hereby are consummated, the LC Issuer and the
Lenders shall

                                       60

indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities;
provided, however, that neither the LC Issuer nor any Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified
Liabilities to the extent determined in a final nonappealable judgment of a court of competent jurisdiction to have resulted from such Agent-Related
Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this
Section. Without limitation of the foregoing, each Lender shall reimburse the
Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative
Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative
Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         SECTION 10.8 Administrative Agent in Individual Capacity. Bank of
America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of
America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The LC Issuer and the Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such
Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Credit
Extensions, Bank of America shall have the same rights and powers under this
Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of
America in its individual capacity.

         SECTION 10.9 Successor Administrative Agent. The Administrative Agent
may, and at the request of the Required Lenders shall, resign as Administrative
Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the
Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent"
shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated.
After any retiring

                                       61

Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was
Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring
Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the
principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the
Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the
Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8 and
11.4) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property
payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the
Administrative Agent under Sections 2.8 and 11.4.

         Nothing contained herein shall be deemed to authorize the
Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the
Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                       62

         SECTION 10.11 Syndication Agent and Documentation Agent. The Lenders
identified on the facing page or signature pages of this Agreement as
"syndication agent" or "documentation agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no
Lender so identified as a "syndication agent" or "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each
Lender acknowledges that it has not relied, and will not rely, on any of the
Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the
Administrative Agent at the written request of the Required Lenders) and the
Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

                  (a) waive any conditions set forth in Section 9.1(a) without the written consent of each Lender;

                  (b) increase or extend the Commitment of any Lender or
reinstate any Commitment terminated pursuant to Section 8.2 without the consent of such Lender or extend the expiry date of any Letter of Credit to a date after the Commitment Termination Date without the written consent of each Lender;

                  (c) postpone any date fixed by this Agreement or any other
Loan Document for any payment of principal, Reimbursement Obligation, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each
Lender directly affected thereby; provided, however, that only the consent of all Lenders shall be necessary to amend any provision relating to or to waive any obligation of the Borrower to pay interest at the default rate;

                  (e) change Section 2.11 in a manner which would alter the pro rata sharing of payments required thereby without the written consent of each
Lender; or

                  (f) change any provision of this Section or the definition of
"Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required

                                       63

to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required
Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii)
no amendment of any provision relating to the LC Issuer shall be effective without the consent of the LC Issuer, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

         SECTION 11.2 General. (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing
(including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent or the LC
         Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the LC
         Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c)
below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the LC Issuer pursuant to Article II or Article
III, as applicable, shall not be effective until actually received by such
Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to any Requirements of Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent, the

                                       64

LC Issuer and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and
Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.1, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose. Notices given pursuant to
Sections 2.4, 2.5 and 2.6 may only be delivered by electronic mail with the prior consent of the Administrative Agent.

                  (d) Reliance by Administrative Agent and Lenders. The
Administrative Agent, the LC Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Notices of Conversion/Continuation) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each
Agent-Related Person, the LC Issuer and each Lender from all losses, costs and expenses resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower other than funding losses which losses are subject to the provisions of Section 4.4. All telephonic notices to and other communications with the servicing group of the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. In addition, telephonic calls may be recorded with the consent of the parties to such call.

         SECTION 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the LC Issuer or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 11.4 Costs and Expenses. The Borrower shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as
Administrative Agent) and the Arranger within ten Business Days after demand for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver, consent or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby

                                       65

and thereby, including reasonable Attorney Costs incurred by Bank of America
(including in its capacity as Administrative Agent) and the Arranger with respect thereto; and

                  (b) pay or reimburse the Administrative Agent, the LC Issuer and each Lender within ten Business Days after demand for all costs and expenses
(including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any
"workout" or restructuring regarding the Credit Extensions, and including in any insolvency proceeding or appellate proceeding). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and reasonable other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the
Commitments and repayment of all other Obligations.

         SECTION 11.5 Indemnification by the Borrower. Whether or not the
transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, the LC Issuer and each Lender and each of its respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs)
of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such
Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of (a) the execution, delivery, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or by the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or
proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all of the foregoing collectively the "Indemnified Liabilities"), IN ALL CASES, WHETHER
OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF NEGLIGENCE OF THE
INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available for Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any

                                       66

Indemnitee or the Borrower have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document, any Commitment,
Loan or Letter of Credit or arising out of its activities in connection herewith or therewith (whether before or after the Amendment Effective Date) except as otherwise provided in Article IV hereof. All amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of the LC Issuer or any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         SECTION 11.6 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent, the LC Issuer or the Lenders, or the
Administrative Agent, the LC Issuer or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the
Administrative Agent, the LC Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         SECTION 11.7 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this
Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any
Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this
Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may at any time and shall, if a Substitute
Lender is designated pursuant to Section 4.7 hereof, assign to one or more
Eligible Assignees all or a portion of its rights and obligations under this
Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining

                                       67

amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an
Approved Fund (as defined in subsection (g) of this Section) with respect to a
Lender, the aggregate amount of the Commitment (which for this purpose includes
Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the
Assignment and Assumption, as of the Trade Date, shall not be less than
$10,000,000 unless each of the Administrative Agent and, so long as no Event of
Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved (each such approval not to be unreasonably withheld or delayed) by the Administrative Agent and the LC Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such
Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.3, 4.4, 11.4 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the
Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The
Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                                       68

                  (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any
Person (other than a natural person or the Borrower or any of the Borrower's
Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such
Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LC Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this
Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.1 that directly affects such Participant. Subject to subsection (e)
of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.3 and 4.4 to the same extent as if it were a
Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a
Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the
Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.1 unless the Borrower is notified of the participation sold to such Participant and such
Participant agrees, for the benefit of the Borrower, to comply with Section
11.14 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) As used herein, the following terms have the following meanings:

                           "Eligible Assignee" means (a) a Lender; (b) an
                  Affiliate of a Lender; (c) an Approved Fund; and (d) any other
                  Person (other than a natural person) approved by (i) the
                  Administrative Agent and the LC Issuer, and (ii) unless an
                  Event of Default has occurred and is continuing, the Borrower
                  (each such approval not to be unreasonably withheld or
                  delayed); provided that

                                       69

                  notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or
                  Subsidiaries.

                           "Fund" means any Person (other than a natural person)
                  that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                           "Approved Fund" means any Fund that is administered
                  or managed by (a) a Lender, (b) an Affiliate of a Lender or
                  (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         SECTION 11.8 Confidentiality. Each of the Administrative Agent and the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that, subject to the last paragraph of Section 6.1, Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National
Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d)
to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or
Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement provided they agree to be bound by the provisions of this Section or (ii) any actual or prospective counterparty
(or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, provided they agree to be bound by the provisions of this
Section or (g) with the consent of the Borrower provided they agree to be bound by the provisions of this Section or (h) to the extent such Information (x)
becomes publicly available other than as a result of a breach of this Section or
(y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such
Information as such Person would accord to its own confidential information.
Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and
"tax structure" (in each case, within the meaning of Treasury Regulation Section
1.6011-4) of the transactions contemplated hereby and all materials of any kind
(including opinions or other tax analyses) that are provided to the
Administrative Agent or such Lender relating to such tax

                                       70

treatment and tax structures contemplated hereby; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans,
Letters of Credit and other transactions contemplated hereby.

         SECTION 11.9 Set-off. In addition to any rights and remedies of the
Administrative Agent, the LC Issuer or the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, the Administrative Agent, the LC Issuer and each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the
Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Person to or for the credit or the account of the Borrower against any and all Obligations owing to such Person, now or hereafter existing, irrespective of whether or not such
Person shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Person exercising its right of set-off agrees promptly to notify the Borrower and the
Administrative Agent after any such set-off and application made by such Lender;
provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 11.10 Notification of Addresses, Lending Offices, Etc. Each
party hereto shall notify the Administrative Agent in writing of any changes in the address to which notices to such Person should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the
Administrative Agent shall reasonably request.

         SECTION 11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

                  (a) Tax Forms. (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign
Lender") other than a Lender domiciled in Bermuda shall deliver to the
Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto
(relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the
Borrower pursuant to this Agreement) or such other evidence satisfactory to the
Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United

                                       71

States taxing authorities) as may then be available under then current United
States laws and regulations to avoid, or such evidence as is satisfactory to the
Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B)
promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents
         (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign
         Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such
         Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such
         Lender.

                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.1 (A) with respect to any
         Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.13(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.13(a); provided that if such Lender shall have satisfied the requirement of this Section 11.13(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 11.13(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation,
         administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                                       72

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.13(a).

                  (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the
Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                  (c) If any Governmental Authority asserts that the
Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any
Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses
(including Attorney Costs) of the Administrative Agent. The obligation of the
Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the
Administrative Agent.

         SECTION 11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         SECTION 11.13 Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL
RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE
OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND
BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE
ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS CONSENTS, FOR ITSELF AND IN
RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH
OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS
IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE
OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT
OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE BORROWER,

                                       73

THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS WAIVES PERSONAL SERVICE
OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND IRREVOCABLY CONSENTS TO THE
SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY ANY OTHER MEANS
PERMITTED BY NEW YORK OR FEDERAL LAW.

         SECTION 11.14 Waiver of Jury Trial. EACH OF THE BORROWER, THE LENDERS,
THE LC ISSUER AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO
A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR
RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS
CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF
ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY
AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT
CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LC ISSUER, THE LENDERS AND
THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL
BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE
PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED
BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING
WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF
THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.
THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.15 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         SECTION 11.16 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to any Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the
"Judgment Currency") any amount due under any Loan Document in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which the Administrative Agent is able, on the relevant date, to purchase the
Currency Due with the Judgment Currency in accordance with its normal practice at its main branch in San Francisco, California. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the

                                       74

amount due, the Borrower will, on the day of payment, pay such additional amount, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under any Loan Document in the
Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent harmless from and against loss or damage arising as a result of such deficiency.
This indemnity shall constitute an obligation separate and independent from the other obligations contained in any Loan Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under any Loan Document or under any judgment or order.

         SECTION 11.17 Entire Agreement. This Agreement, together with the other
Loan Documents, embodies the entire agreement and understanding among the
Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                                       75

                                            RENAISSANCERE HOLDINGS LTD.

                                            By:  /s/ John M. Lummis
                                                 -------------------------------
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

                                            BANK OF AMERICA, N.A., as
                                            Administrative Agent and Lender

                                            By:  /s/ Debra Basler
                                                --------------------------------
                                            Title: Principal

                                            THE BANK OF N.T. BUTTERFIELD & SON
                                            LIMITED

                                            By:  /s/ Alan Day
                                                --------------------------------
                                            Title: Vice President

                                            THE BANK OF NEW YORK

                                            By:  /s/ Scott Savage
                                                --------------------------------
                                            Title: Vice President

                                             BARCLAYS BANK PLC,
                                             as Co-Agent and Lender

                                            By:  /s/ Paul Johnson
                                                --------------------------------
                                            Title: Relationship Director

                                      S-1

                                            CITIBANK, N.A.
                                            as Co-Syndication Agent and Lender

                                            By:  /s/ Maria G. Hackley
                                                --------------------------------
                                            Title: Managing Director

                                            DEUTSCHE BANK AG NEW YORK BRANCH,
                                            as L/C Issuer, Co-Documentation
                                            Agent and Lender

                                            By:  /s/ Ruth Leung
                                                --------------------------------
                                            Title: Director

                                            By:  /s/ John S. McGill
                                                --------------------------------
                                            Title: Director

                                            HSBC BANK US, NATIONAL ASSOCIATION,
                                            as Co-Documentation Agent and Lender

                                            By:  /s/ Daniel W. Nelson
                                                --------------------------------
                                            Title:  Managing Director

                                            KEYBANK NATIONAL ASSOCIATION

                                            By:  /s/ Mary K. Young
                                                --------------------------------
                                            Title:  Vice President

                                            MELLON BANK, N.A., as Co-Agent and
                                            Lender

                                      S-2

                                            By:  /s/ Karla Maloof
                                                --------------------------------
                                            Title: First Vice President

                                            UBS LOAN FINANCE LLC

                                            By:  /s/ Wilfred V. Saint
                                                --------------------------------
                                            Title:  Director

                                            UBS LOAN FINANCE LLC

                                            By:  /s/ Joselin Fernandes
                                                --------------------------------
                                            Title:  Associate Director

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Co-Syndication Agent and Lender

                                            By:  /s/ Lauren Kubovcik
                                                --------------------------------
                                            Title: Associate

                                      S-3

                                  SCHEDULE 1.2

                                  Pricing Grid

==============================================================================================================

                          PRICING       PRICING        PRICING       PRICING        PRICING    PRICING LEVEL
                          LEVEL I       LEVEL II      LEVEL III      LEVEL IV       LEVEL V          VI
==============================================================================================================

S&P/Moody's Rating     BBB-/ Baa3 or    BBB/Baa2      BBB+/ Baa1      A-/A3         A/A2         Above A/A2
                           below
- --------------------------------------------------------------------------------------------------------------
Eurodollar Rate            1.375%        0.950%         0.750%        0.600%        0.450%         0.350%
- --------------------------------------------------------------------------------------------------------------
Utilization Fee Rate       0.250%        0.200%         0.100%        0.100%        0.100%         0.100%
(>= 50% usage)
- --------------------------------------------------------------------------------------------------------------
Non-Use Fee Rate           0.400%        0.300%         0.225%        0.175%        0.125%         0.100%
- --------------------------------------------------------------------------------------------------------------
LC Fee Rate                1.375%        0.950%         0.750%        0.600%        0.450%         0.350%
==============================================================================================================

In the event senior unsecured debt ratings are assigned to the Borrower by both
S&P and Moody's, pricing will be based on the higher of the senior unsecured debt ratings from either S&P or Moody's in the event of a single split rating, and one Pricing Level below the higher rating in the event of a double (or more)
split rating. If no senior unsecured debt rating has been assigned, Pricing
Level I shall apply.

                                  SCHEDULE 2.1

                                   COMMITMENTS

Lender                                   Commitment Amount        Pro Rata Share
- ------                                   -----------------        --------------
Bank of America, N.A.                    $ 70,000,000.00           14.0%

The Bank of N.T Butterfield & Son
Limited                                  $ 25,000,000.00             5.0%

The Bank of New York                     $ 30,000,000.00             6.0%

Barclays Bank PLC                        $ 40,000,000.00             8.0%

Citibank N.A.                            $ 62,500,000.00            12.5%

Deutsche Bank AG New
York Branch                              $ 50,000,000.00            10.0%

HSBC Bank US, National Association       $ 50,000,000.00            10.0%

Keybank National Association             $ 35,000,000.00             7.0%

Mellon Bank, N.A.                        $ 40,000,000.00             8.0%

UBS Loan Finance LLC                     $ 35,000,000.00             7.0%

Wachovia Bank, National Association      $ 62,500,000.00            12.5%
                                         ---------------          --------
                                         $500,000,000.00          100.000%

                                  SCHEDULE 11.2
                                  -------------

                                    ADDRESSES

ADDRESSES FOR NOTICES
- ---------------------

BANK OF AMERICA, N.A.,
- ----------------------
  as Lender

Bank of America, N.A.
231 S. La Salle Street
Chicago, IL  60697
Attention:        Debra Basler
Telephone:        (312) 828-3734
Facsimile:        (312) 987-0889
Electronic Mail:  debra.basler@bankofamerica.com

BANK OF AMERICA, N.A.
- ---------------------

Administrative Agent's Office:
(for payments and Requests for
Credit Extensions)

1850 Gateway Blvd., 5th Floor
Concord, CA 94520-3282
Attention:        Gail Robin
Telephone:        (925) 675-8439
Facsimile:        (888) 969-2621
Electronic Mail:  gail.l.robin@bankofamerica.com
Bank of America, N.A., Dallas, Texas
ABA# 111,000,012
Account No: 3750836479
Account Name: Credit Services West
Ref:  RenaissanceRe Holdings Ltd.

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
1455 Market Street
San Francisco, CA 94103
Attention:        Aamir Saleem
Telephone:        (415) 436-2769
Facsimile:        (415) 503-5089
Electronic Mail:  aamir.saleem@bankofamerica.com

THE BANK OF N.T. BUTTERFIELD & SON LIMITED
- ------------------------------------------

The Bank of N.T. Butterfield & Son Limited
65 Front Street
Hamilton HM AX, Bermuda
Attention:        Alan Day
Telephone:        (441) 299-3966
Facsimile:        (441) 296-2851
Electronic Mail:  alanday@bntb.bm

THE BANK OF NEW YORK
- --------------------

The Bank of New York
One Wall Street
New York, NY 10286
Attention:        David Trick
Telephone:        (212) 635-1064
Facsimile:        (212) 809-9520
Electronic Mail:  dtrick@bankofny.com

BARCLAYS BANK PLC
- -----------------

Barclays Bank Plc
54 Lombard Street
London EC3V 9EX
Attention:        Paul Johnson
Telephone:        +44 (0)207 699 3121
Facsimile:        +44 (0)207 699 2407
Electronic Mail:  paul.johnson@barclayscorporate.com

CITIBANK, N.A.
- --------------

Citibank, N.A.
388 Greenwich Street
23rd Floor
New York, NY 06115
Attention:        Mike Taylor
Telephone:        (212) 816-4033
Facsimile:        (212) 816-4144
Electronic Mail:  michael.a.taylor@citigroup.com

DEUTSCHE BANK AG NEW YORK BRANCH
- --------------------------------

60 Wall Street
New York, NY 10005
Attention:        Ruth Leung
Telephone:        (212) 250-8650
Facsimile:        (212) 797-0270
Electronic Mail:  ruth.leung@db.com

HSBC BANK USA, NATIONAL ASSOCIATION
- -----------------------------------

452 Fifth Avenue
New York, NY 10018
Attention:        Jimmy Tse
Telephone:        (212) 525-5507
Facsimile:        (212) 525-2573
Electronic Mail:  jimmy.tse@us.hsbc.com

KEYBANK NATIONAL ASSOCIATION
- ----------------------------

127 Public Square
Cleveland, OH 44114
Attention:        Mary K. Young
Telephone:        (216) 689-4443
Facsimile:        (216) 689-4981
Electronic Mail:  Mary_k_Young@keybank.com

MELLON BANK, N.A.
- -----------------

Mellon Bank, N.A.
One Mellon Center
Pittsburgh, PA 15258
Attention:        Karla Maloof
Telephone:        (412) 236-4147
Facsimile:        (412) 234-8087
Electronic Mail:  maloof.kk@mellon.com

UBS LOAN FINANCE LLC
- --------------------

677 Washington Blvd.
6th Floor South
Stamford, CT 06901
Attention:        Winslowe F. Ogbourne
Telephone:        (203) 719-3587
Facsimile:        (203) 719-3888
Electronic Mail:  Winslowe.Ogbourne@ubs.com

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender
- ----------------------------------------------

Wachovia Bank, National Association
301 South College Street
NC0760
Charlotte, NC 28288-0760
Attention:        William R. Goley
Telephone:        (704) 383-8180
Facsimile:        (704) 383-7611
Electronic Mail:  will.goley@wachovia.com

RENAISSANCERE HOLDINGS LTD.
- ---------------------------

Notices:

RenaissanceRe Holdings Ltd.
Renaissance House
8-12 East Broadway
Pembroke HM 19, Bermuda
Attention:        Todd Fonner
Telephone:        (441) 298-2291
Facsimile:        (441) 296-5037